UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Peoples Financial Services Corp.
(Name of Registrant as Specified in Its charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Peoples Financial Services Corp.
102 East Drinker Street
Dunmore, Pennsylvania 18512

April  , 2025

To Our Shareholders:

You are cordially invited to participate in the 2025 Annual Meeting of Shareholders of Peoples Financial Services Corp. to be held on Friday, May 9, 2025 at 9:00 a.m. Eastern Daylight Time. As we have done in recent years, we will be holding a virtual meeting where you will be able to listen to the meeting live, vote on the matters submitted to shareholders and pose questions and make comments. The virtual meeting can be accessed by visiting www.virtualshareholdermeeting.com/PFIS2025.

At the annual meeting, shareholders will be asked to consider and vote upon: the election of five directors to the Company’s board of directors, each to serve until the 2028 annual meeting of shareholders and until his or her successor has been selected and qualified; a proposal to amend the Company’s bylaws by adding a new Article 25, to limit the personal liability of directors and officers for monetary damages to the extent permitted by Pennsylvania law; a proposal to approve, on an advisory basis, the compensation of our named executive officers; the ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and any other business as may properly be brought before the meeting.

On behalf of the board of directors, we urge you to submit your proxy by mail, telephone or internet as soon as possible, even if you currently plan to attend the virtual meeting. This will not prevent you from voting at the annual meeting, but will assure that your vote is counted if you do not attend.

Your cooperation is appreciated, as shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast must be represented at the annual meeting, either by proxy or by participation in the virtual meeting, to constitute a quorum for the conduct of business.

Very truly yours,

William E. Aubrey II	Gerard A. Champi	Thomas P. Tulaney
Chairman of the Board	Chief Executive Officer	President

Peoples Financial Services Corp.
102 East Drinker Street
Dunmore, Pennsylvania 18512

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD May 9, 2025

Notice is hereby given that the 2025 Annual Meeting of Shareholders of Peoples Financial Services Corp., referred to as “we” or the “Company,” will be held via live audio webcast at www.virtualshareholdermeeting.com/PFIS2025, on Friday, May 9, 2025, at 9:00 a.m. Eastern Daylight Time, for the purpose of considering and voting upon the following matters:

●	Election of five directors to our board of directors, each to serve until the 2028 annual meeting of shareholders and until his or her successor has been elected and qualified;

●	A proposal to amend the Company’s bylaws by adding a new Article 25, to limit the personal liability of directors and officers for monetary damages to the extent permitted by Pennsylvania law;

●	A proposal to approve, on an advisory basis, the compensation of our named executive officers;

●	Ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

●	Such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 3, 2025 are entitled to notice of and to vote at the annual meeting. Whether or not you contemplate participating in the virtual annual meeting, the board of directors of the Company recommends that you execute and return the enclosed proxy by mail or submit your proxy by telephone or the internet. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later dated proxy, by delivering a later dated written notice of revocation to the Company, or by voting your shares at the virtual annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 9, 2025:

Our proxy statement, annual report to shareholders and form of proxy card are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY H. KIRTLEY
Secretary

April  , 2025

Preliminary proxy statement dated March 7, 2025
Subject to Completion

Peoples Financial Services Corp.
102 East Drinker Street
Dunmore, Pennsylvania 18512

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON May 9, 2025

This proxy statement is being furnished to shareholders of Peoples Financial Services Corp., referred to as “we,” or “Peoples,” or the “Company,” in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of shareholders to be held via live audio webcast at www.virtualshareholdermeeting.com/PFIS2025 at 9:00 a.m. Eastern Daylight Time on Friday, May 9, 2025, or such later date to which the annual meeting may be adjourned or postponed.

At the annual meeting, you will be asked to consider and vote upon the following matters:

●	Election of five directors to the Company’s board of directors, each to serve until the 2028 annual meeting of shareholders and until his or her successor has been elected and qualified;

●	A proposal to amend the Company’s bylaws by adding a new Article 25, to limit the personal liability of directors and officers for monetary damages to the extent permitted by Pennsylvania law;

●	A proposal to approve, on an advisory basis, the compensation of our named executive officers;

●	Ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

●	Such other business as may properly come before the meeting.

Information regarding the election of directors and the other proposals is included in this proxy statement. Shareholders should carefully read this proxy statement.

The first date on which this proxy statement and the enclosed form of proxy are intended to be sent to the shareholders of the Company is on or about April 4, 2025.

Annex A – Proposed Bylaw Amendment, New Article 25

A Warning About Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to risks and uncertainties. These statements are based on assumptions and may describe future plans, strategies and expectations of Peoples Financial Services Corp. and its subsidiaries that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” and variations of such words and similar expressions, or future or conditional verbs such as “would,” “should,” “could,” “may,” or similar expressions. All statements in this document, other than statements of historical facts, are forward-looking statements.

You should note that many factors, some of which are discussed elsewhere in this document and in documents that are incorporated by reference, could affect the future financial results of Peoples and its subsidiaries and could cause those results to differ materially from those expressed in the forward-looking statements contained or incorporated by reference in this document.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to:

●	changes in general economic and business conditions;

●	the effects of any recession in the United States;

●	the impact on financial markets from political instability, including geopolitical and military conflicts, and uncertain trade and economic policies;

●	risks associated with business combinations, including, the possibility that we may be unable to achieve expected synergies and operating efficiencies of our merger with FNCB Bancorp, Inc. within the expected time frames or at all;

●	the possibility that we may be unable to successfully integrate operations of FNCB, or that the integration may be more difficult, time consuming or costly than expected;

●	changes in interest rates;

●	economic conditions, particularly in our market area;

●	legislative and regulatory changes and the ability to comply with the significant laws and regulations governing the banking and financial services business;

●	monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of Treasury and the Federal Reserve System;

●	adverse developments in the financial industry generally, and responsive measures to mitigate and manage any such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior;

●	credit risk associated with lending activities and changes in the quality and composition of our loan and investment portfolios;

●	demand for loan and other products;

●	deposit flows;

●	competition;

●	changes in the values of real estate and other collateral securing the loan portfolio, particularly in our market area;

●	changes in relevant accounting principles and guidelines;

●	inability of third party service providers to perform; and

●	our ability to prevent, detect and respond to cybersecurity threats and incidents; and

●	additional factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

Information About Voting

How are proxies being solicited?

This proxy solicitation is being made by and at the direction of the board of directors of the Company, and we will pay all expenses relating to the solicitation. Proxies may be solicited by mail, personally, by telephone or by other electronic means by officers, directors and employees of the Company and its subsidiary, Peoples Security Bank and Trust Company, or the “Bank,” who will not be compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and we will reimburse those persons for their reasonable expenses.

What is on the agenda for the annual meeting?

The agenda for the annual meeting includes: the election of five directors to the Company’s board of directors, each to serve until the 2028 annual meeting of shareholders and until his or her successor has been elected and qualified; a proposal to amend the Company’s bylaws by adding a new Article 25, to limit the personal liability of directors and officers for monetary damages to the extent permitted by Pennsylvania law; a proposal to approve, on an advisory basis, the compensation of our named executive officers; the ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and such other business as may properly come before the annual meeting. We are not aware of any such other business that may properly come before the annual meeting at the present time.

How do I participate in the annual meeting?

As we have done in recent years, we will be holding a virtual meeting where you will be able to listen to the meeting live, vote on the matters submitted to shareholders and pose questions and make comments. The virtual meeting will be accessed by visiting:

www.virtualshareholdermeeting.com/PFIS2025

You are entitled to participate in the annual meeting if you were a registered shareholder of the Company as of the close of business on March 3, 2025, the record date for the annual meeting, or if you hold a valid proxy for the meeting. To be admitted to the virtual annual meeting at www.virtualshareholdermeeting.com/PFIS2025, you must enter the control number found on your proxy card.

We encourage you to access the annual meeting before it begins. Online check-in will start shortly before the meeting on May 9, 2025. If you have difficulty accessing the meeting, please call 800-586-1548 (US) or 303-562-9288 (International).

Who can vote?

You can vote at the annual meeting if you were a holder of our common stock at the close of business on the record date. The record date for the annual meeting is March 3, 2025. Each share of common stock you own as of the record date entitles you to one vote for each director to be elected in the election of directors and one vote on any other business as may properly come before the annual meeting. As of the record date, there were 9,997,069 shares of common stock outstanding and entitled to vote.

How do I vote if shares are held directly in my name?

If you hold your shares in certificate or direct registration system form, and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

●	VOTE BY INTERNET - Before the Meeting – Go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

●	VOTE BY INTERNET – During the Meeting – Go to www.virtualshareholdermeeting.com/PFIS2025. You may attend the virtual annual meeting and vote your shares during the meeting. To attend the annual meeting, you will need the control number included on your proxy card.

●	VOTE BY PHONE - 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

●	VOTE BY MAIL. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

How do I vote if shares are held in street name or through a bank, brokerage firm or other nominee?

If you hold your shares in street name or through a bank, brokerage firm or other nominee, you will need to vote your shares by providing voting instructions to your bank, brokerage firm or other nominee, in accordance with the voting instruction form provided to you by your bank, brokerage firm or other nominee, or by obtaining a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote those shares at the annual meeting. You can only cast your vote at the annual meeting with a legal proxy from your bank, brokerage firm or other nominee.

How will my proxy be voted?

If you hold your shares directly in your name, unless you indicate differently on your proxy, we plan to vote signed and returned proxies FOR the election of the board’s director nominees named in this proxy statement, FOR the proposal to amend the Company’s bylaws by adding a new Article 25, to limit the personal liability of directors and officers for monetary damages to the extent permitted by Pennsylvania law; FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers, and FOR the ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

If you hold your shares of the Company’s common stock in “street name” (that is, through a bank, broker or other nominee), under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. Rules applicable to brokers consider uncontested elections of directors, matters related to executive compensation, and matters related to corporate governance to be non-routine. If you hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares, votes may not be cast on your behalf. If your broker or other nominee submits a proxy but does not vote your shares on a particular proposal because it has not received voting instructions from you, your shares will be considered to be “broker non-votes” with regard to that matter.

At or after the annual meeting, a judge of elections will tabulate ballots cast by shareholders present and voting at the virtual annual meeting and votes cast by proxy.

What is a broker non-vote?

A broker non-vote occurs when a bank, brokerage firm or other nominee holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the annual meeting and the bank, brokerage firm or other nominee is not permitted to vote, or otherwise does not vote, those undirected shares on specified matters. Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”) and will not be counted in determining the number of shares necessary for approval. Broker non-votes are not considered to be votes cast and, therefore, generally have no effect on the outcome of elections of directors or other business which are determined based on votes cast. Shares represented by “broker non-votes” will be counted, however, in determining the number of shares of common stock represented by participation in the virtual annual meeting or by proxy and entitled to vote.

Can I revoke my proxy or change my vote after submitting my proxy?

Yes. Any shareholder giving a proxy has the right to virtually attend the annual meeting and vote during the annual meeting. A proxy may be revoked prior to the annual meeting if a later-dated proxy or a written revocation is sent to the Company at Peoples Financial Services Corp., 102 East Drinker Street, Dunmore, Pennsylvania 18512, Attn.: Secretary, and received prior to the annual meeting. In addition, a shareholder may revoke a proxy by timely executing and delivering, by Internet, telephone, or mail, another proxy dated as of a later date.

What constitutes a quorum at the annual meeting and how are votes counted?

We need a quorum of shareholders to hold a valid annual meeting. A quorum will be present if shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast are represented by proxy or by participation in the virtual annual meeting. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

How many votes are required for the election of directors?

Our articles of incorporation provide for majority voting in uncontested elections of directors. Under our majority voting standard, each vote cast will be counted either “for” or “against” the nominee’s election as a director. To be elected in an uncontested election, a quorum must be present at the meeting and the number of votes cast by shareholders “for” a nominee’s election must exceed the number of votes cast “against” the nominee’s election. In a contested election, defined as one in which the number of director nominees exceeds the number of directors to be elected, the directors elected at such meeting shall be elected by a plurality of the votes cast in such election of directors, provided that a quorum is present. A “plurality” means that the candidates for election as directors receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Because the election of directors is based on votes cast, abstentions and broker non-votes have no effect on the outcome of the vote. Shareholders are not entitled to cumulative voting in the election of directors.

What happens if a director nominee fails to receive a majority of the votes cast for his or her election?

Pursuant to our corporate governance policy, any incumbent director who is nominated for re-election but does not receive a majority of the votes cast for his or her re-election, is required to tender his or her resignation to the nominating and corporate governance committee and the board for their consideration. The nominating and corporate governance committee will consider such tendered resignation and, within thirty days after certification of the election results of the shareholders’ meeting at which a director failed to receive the required votes for re-election, will make a recommendation to the board as to the appropriate action, primarily whether to accept or reject such resignation. In determining its recommendation to the board, the nominating and corporate governance committee will consider all factors deemed relevant by the members of the committee including, without limitation, any reason or reasons known to the committee why shareholders voted against the director’s re-election, the qualifications of the director, whether acceptance of the resignation would adversely affect the Company’s ability to comply with applicable stock exchange listing standards, and whether the director’s resignation from the board of directors would generally be in the best interests of the Company and its shareholders. The board will act on the nominating and corporate governance committee’s recommendation and publicly disclose its decision and the rationale behind such decision within ninety days after certification of the results of the election in which the director failed to receive the number of votes required. While all of the director nominees for election at the 2025 annual meeting are incumbent directors, if any future director nominee is not an incumbent director and fails to receive a majority of the votes cast for his or her election, he or she will not be elected.

How many votes are required to approve the proposal to amend the Company’s bylaws?

Our bylaws require that any amendment to the bylaws which is to be adopted by the shareholders be approved by the affirmative vote of shareholders entitled to cast at least 75 percent of the votes which all shareholders are entitled to cast. Accordingly, approval of the proposal to amend the Company’s bylaws requires the affirmative vote of at least 75 percent of the Company’s outstanding shares. An abstention, broker non-vote or other failure to vote will have the same effect as a vote “against” the Peoples proposal to amend the Company’s bylaws.

How many votes are required to approve, on an advisory basis, the compensation of our named executive officers?

As long as a quorum is present, the affirmative vote of the holders, present by participation in the virtual meeting or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will have the same effect as votes against this proposal. Because this proposal is advisory in nature only, a vote for or against approval will not be binding on Peoples.

How many votes are required for the ratification of the appointment of Baker Tilly US, LLP?

As long as a quorum is present, the affirmative vote of the holders, present by participation in the virtual meeting or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions and broker non-votes will have the same effect as votes against this proposal.

How many votes are required for any other proposals that may properly come before the annual meeting?

Any other proposals that may properly come before the annual meeting will be approved if the holders, present by proxy or by participation in the virtual meeting, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast are voted in favor of the action, unless the question is one upon which a different vote is required by express provision of law or by our articles of incorporation or our bylaws. Abstentions and broker non-votes will have the same effect as votes against any proposal that requires approval by a majority of the votes which all shareholders are entitled to cast. Abstentions and broker non-votes are not considered votes cast, however, and, as such, have no effect on the outcome of any proposals which would be approved based on votes cast. We are not aware of any such other proposals that may properly come before the annual meeting at the present time.

Proposal 1 – Election of Directors

Our bylaws provide that the number of directors constituting the entire board will be not less than five nor more than twenty-five, with the exact number to be fixed from time to time by our board of directors. At the time of our 2024 annual meeting, the number of directors constituting the entire board had been fixed at eight. On July 1, 2024, we completed our merger with FNCB Bancorp, Inc. (the “FNCB merger”) and the number of directors constituting the entire board was increased to sixteen. Thereafter, upon the resignation of our former director and chief executive officer, Craig W. Best, our board reduced the number of directors constituting the entire board to fifteen, effective as of December 31, 2024.

Our bylaws also provide that our board of directors will be classified into three classes, each class to be as nearly equal in number, in respect to the time for which they severally hold office. At each annual meeting of shareholders, one class of directors is to be elected and each class of directors so elected will serve for a term of approximately three years. Five nominees will be elected to the 2028 class of directors.

It is intended that the proxies solicited by the board of directors will be voted FOR the five director nominees named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election or service on the board, the proxy solicited by the board of directors will be voted for such substituted nominee as is selected by the board of directors. The board has no reason to believe that any of the named nominees are not available or will not serve if elected.

Nominees for Director - Term Expiring In 2028

The board has nominated incumbent directors William E. Aubrey II, Joseph T. Wright, Jr., Louis A. DeNaples, Sr., Keith W. Eckel and William G. Bracey for election to the board of directors at the 2025 annual meeting of shareholders, each to serve until the 2028 annual meeting of shareholders and until his or her successor has been elected and qualified. The names of the director nominees and certain information about them are set forth below:

William E. Aubrey II, age 62, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2006 and Chairman of the Board since 2008. He was President and Chief Executive Officer of Gertrude Hawk Chocolates based in Dunmore, PA from 2003 to 2019. He was Chief Executive Officer and President of Alternative Investments at Gertrude Hawk Holdings from 2020 to 2023, and remains an advisor to Gertrude Hawk Holdings. The board has determined that Mr. Aubrey is qualified to be on the board due to his executive management experience gained by serving as a chief executive. He also brings knowledge gained by serving on the board of directors of United Gilsonite Laboratories in Scranton, PA, Schlotterbeck & Foss in Portland, ME and Rustic Crust in Pittsfield, NH. In addition, he has served on many community boards including past Chairman of Geisinger CMC Hospital, Keystone College, Holy Cross School System, Everhart Museum and the Waverly Community House. He holds an MBA and CPA.

William G. Bracey, age 70, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the Agreement and Plan of Merger dated September 27, 2023 (the “FNCB merger agreement”), pursuant to which FNCB Bancorp, Inc. merged with and into the Company and FNCB Bank merged with and into the Bank. Prior to the FNCB merger, Mr. Bracey served on the board of directors of FNCB and FNCB Bank since 2014. Mr. Bracey owns and operates three ShopRite Supermarkets, one in Daleville, Pennsylvania, one in Moosic, Pennsylvania and one in Mount Pocono, Pennsylvania, as well as several retail businesses including two Ace Hardware Stores, one in Daleville, Pennsylvania and one in Moosic, Pennsylvania, one Hallmark Gold Crown Store, and Plociniak Fuel Services. Mr. Bracey is an active member of several business and community organizations, including a current board member and past Chairman of the Pennsylvania Food Merchants, past board member and Chairman of Affiliated Foods, past board member and Co-Chairman of Associated Wholesale and past board member of Scranton Preparatory School. Mr. Bracey’s over 40 years of entrepreneurial and corporate management experience, strong network of community relationships and partnerships, and significant knowledge of the retail business climate in the region qualify him to serve as a director of the Company and the Bank.

Louis A. DeNaples, Sr., age 84, was appointed as a director and Vice Chairman of the Board of Directors of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement. Prior to the FNCB merger, Mr. DeNaples served as a director of FNCB Bank since 1972 and served as Chairman of the Board of Directors of FNCB from 1998 until he took a leave of absence from involvement with FNCB and FNCB Bank in February 2008. In 2013, Mr. DeNaples returned from a leave of absence and rejoined FNCB Bank’s Board on December 23, 2013. He was re-elected to FNCB’s Board of Directors on May 21, 2014 and was appointed Chairman of the Boards of FNCB and FNCB Bank on May 15, 2019. Mr. DeNaples is President of DeNaples Auto Parts, Inc., President of Keystone Landfill Inc. and Vice President of Rail Realty, Inc., each of which he co-owns with his brother, Dominick L. DeNaples. Mr. DeNaples serves on the boards of AllOne Foundation, AllOne Charities, AllOne Health Resources and Allied Services Foundation. Mr. DeNaples also serves as Chairman of the Community Advisory Board for Geisinger Commonwealth School of Medicine, a member of NEPA Highmark’s Advisory Board and was past Chairman of the University of Scranton Board of Trustees. Mr. DeNaples’ extensive business knowledge, community and charitable involvement, and association with FNCB Bank for many years qualify him to serve as a director of the Company and the Bank. Mr. DeNaples is the uncle of director, Joseph L. DeNaples, Esquire.

Keith W. Eckel, age 78, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement. Prior to the FNCB merger, Mr. Eckel served on the boards of directors of FNCB and FNCB Bank since 2014. Mr. Eckel is the sole owner and Chief Executive Officer of Fred W. Eckel and Sons and President of Eckel Farms, Inc. Mr. Eckel serves as an Emeritus Trustee of The Pennsylvania State University and serves as chair of Trustees of Countryside Community Church. Mr. Eckel formerly served as Board member and Chairman of Nationwide Mutual Insurance Company, a Fortune 100 insurance provider, and Allied Group, Inc., a subsidiary of Nationwide Mutual Insurance Company. Mr. Eckel also previously served as Board Member of International Food and Agricultural Development, an organization that advises the United States Agency for International Development on agricultural priorities and issues, former President of the Pennsylvania Farm Bureau, and Board Member and Chairman of Gartmore Global Asset Management Trust. Mr. Eckel’s strong business background, extensive knowledge in the insurance industry and agribusiness, and community and charitable involvement qualify him to serve as a director of the Company and the Bank.

Joseph T. Wright, Jr., Esquire, age 69, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2009. He has been an attorney at law with Wright, Reihner & Mulcahey (formerly Wright & Reihner PC) since 1980. The board has determined that Mr. Wright is qualified to be on the board due to his experience and knowledge gained as a practicing attorney for over forty years with involvement in numerous financially complex matters related to disputes involving shareholders, employment matters, contracts, valuation issues, real estate matters, and general business issues related to risk assessment.

Continuing Directors

The names of our directors whose current terms will continue after the 2025 annual meeting of shareholders and certain information about them follow.

Term Expiring In 2026

Sandra L. Bodnyk, age 73, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company on February 28, 2020. Ms. Bodnyk was Executive Vice President, Senior Loan Administrator for Branch Banking and Trust Company, the banking subsidiary of BB&T Corporation, from April 2016 through December 2018, and was Senior Executive Vice President, Chief Risk Officer for National Penn Bank, the banking subsidiary of National Penn Bancshares, Inc., from January 2013 until its merger with BB&T in April 2016. Before Ms. Bodnyk’s appointment to that position, she was Group Executive Vice President & Chief Risk Officer for National Penn Bank, and before that she held various positions with KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company. Our board of directors determined that Ms. Bodnyk is qualified to serve as a director of the Company as a result of her extensive background in commercial banking, including her experience with commercial lending and enterprise risk management, and oversight of regulatory compliance and technology and information security.

Joseph Coccia, age 70, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement. Prior to the FNCB merger, Mr. Coccia served on the boards of directors of FNCB and FNCB Bank since 1998. Mr. Coccia is President of Coccia Ford, Inc. (doing business as Coccia Ford Lincoln), a car dealership in Wilkes-Barre, Pennsylvania. Mr. Coccia is a member of the Board of Directors of AllOne Charities and NEPA Highmark’s Advisory Board. Mr. Coccia also served on the Lincoln Mercury Dealer Association Board. Mr. Coccia’s strong business background and knowledge of owning and operating a large local business, his broad community involvement, and his service as a director of FNCB and FNCB Bank since 1998 qualify him to serve as a director of the Company and the Bank.

Joseph L. DeNaples, Esquire, age 46, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement. Prior to the FNCB merger, Mr. DeNaples served on the boards of directors of FNCB and FNCB Bank since 2017. Mr. DeNaples is a partner at the law firm of Cipriani & Werner, PC and is Director of Risk Management for Mount Airy Casino Resort. He focuses his law practice in banking, commercial, real estate, gaming, corporate, secured transactions and bankruptcy law. Mr. DeNaples also serves as Solicitor for both the Lackawanna County Sheriff’s Office and the County of Lackawanna Transit System Authority. Mr. DeNaples is a member of the Lackawanna County Bar Association and is admitted to practice in Pennsylvania as well as the United States District Court for the Middle District of Pennsylvania and the United States Bankruptcy Court for the Middle District of Pennsylvania. Mr. DeNaples serves on the Boards of Northeastern Pennsylvania Council Scouting America and the Saint Francis of Assisi Kitchen. Mr. DeNaples received his Juris Doctorate degree from the Villanova University Charles Widger School of Law. Mr. DeNaples extensive business and legal background, and community and charitable involvement qualify him to serve as a director of the Company and the Bank. Mr. DeNaples is the nephew of director and Vice Chairman of the Board of Directors, Louis A. DeNaples, Sr.

Ronald G. Kukuchka, age 71, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2007. He has been President of Ace Robbins, Inc. since 1982. The board has determined that Mr. Kukuchka is qualified to be on the board due to his leadership skills gained from owning a successful petroleum company in our market area for over 42 years. He also brings experience gained by serving as director for the Pennsylvania Marketers & Convenience Store Association, director of the Tunkhannock Fireman’s Relief Association, and from being trustee of the Roy Piper Charitable Trust.

Elisa Zúñiga Ramirez, age 56, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2022. She has over 30 years’ experience in the capital markets. Since October 2020, until the present, she has been the President of Exito Consulting LLC. From May 2018 until her retirement in July 2020, Ms. Ramirez was Senior Portfolio Manager and Principal at Segall Bryant & Hamill, an employee-owned money manager with $25 billion in assets under management. Prior to this, from 2009, she was Senior Portfolio Manager and Partner at Denver Investments LLC, an employee-owned money manager with $7.3 billion in assets under management that was acquired by Segall Bryant and Hamill in May 2018. Ms. Ramirez had served in various other positions with Denver Investments since 1989. Ms. Ramirez managed midcap growth equity assets in the first half of her career and spent the second half managing value equity assets with a focus on small-cap dividend-paying stocks. At the peak, the Small-Cap Value Dividend Fund that she co-managed had $2.3 billion in assets under management. Since November 2020, she has served as an independent director for the Denver Employees Retirement Plan; since January 2021 she has served as an advisory board member for Bow River Capital; and since February 2022, she has been a trustee of Trust for Professional Managers (US Bank Global Fund Services Series Trust). Our board of directors determined that Ms. Ramirez is qualified to serve as a director of the Company as a result of her deep understanding of investment theory and practice, ESG investing, and diversity, equity & inclusion.

Term Expiring In 2027

William P. Conaboy, Esquire, age 66, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement. Prior to the FNCB merger, Mr. Conaboy served on the boards of directors of FNCB and FNCB Bank since October 2022. Mr. Conaboy currently serves as President and Chief Executive Officer of Allied Services Integrated Health System and has served in this role since 2009. Prior to serving as President and Chief Executive Officer of Allied Services Integrated Health System between 1992 and 2008 he served in various capacities including Senior Vice President and General Counsel, Chief Corporate Compliance Officer and Chief Operations Officer. Mr. Conaboy presently serves as a member of the Board of Directors of The Scranton Area Foundation, as well as a member of the Board of Directors of the Northeast Regional Cancer Institution. He formerly served as Chair of the Board of Trustees of Lackawanna College. Mr. Conaboy’s strong business leadership background and extensive community and charitable involvement qualify him to serve as a director of the Company and the Bank.

Kathleen McCarthy Lambert, CPA, age 63, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement. Prior to the FNCB merger, Mrs. Lambert served on the boards of directors of FNCB and FNCB Bank since 2017. Mrs. Lambert is an owner of McCarthy Tire Service Company and Subsidiaries where she serves as Chief Financial Officer and Corporate Secretary. She also serves as a Board Member for Wilkes-Barre General Hospital and a past Chairperson of the Board, Vice Chairperson of the Board of King’s College, and Board Member of the Beatrice Eck Foundation. Mrs. Lambert is a member of the Executive Committee and past Chairman of the Board of Northeast Sight Services, past Board Member of the Greater Wilkes-Barre Chamber of Business and Industry, and the Scranton Diocesan Financial Council. Mrs. Lambert is also actively involved in fundraising activities for numerous non-profit organizations, including the United Way, American Heart Association, St. Vincent DePaul Soup Kitchen, King’s College, the Catholic Youth Center, Holy Redeemer High School, John Heinz Rehab, Big Brothers/Big Sisters and Volunteers in Medicine. Mrs. Lambert, a licensed Certified Public Accountant and a graduate of King’s College, is a past recipient of the Athena Award and Top 25 Businesswomen in Northeastern Pennsylvania Award. Mrs. Lambert’s extensive business background and community and charitable involvement qualify her to serve as a director of the Company and the Bank.

Richard S. Lochen, Jr., CPA, age 61, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2003. He has been a Certified Public Accountant with the firm of Lochen & Chase PC since 1995. In January 2023, Lochen & Chase PC merged with McGrail Merkel and Quinn PC and into MMQ PC. In May 2006, Mr. Lochen was appointed as President of Peoples Financial Services Corp. and its banking subsidiary (then known as Peoples National Bank) and served as President and Chief Executive Officer from January 2007 until November 2009. The board has determined that Mr. Lochen is qualified to be on the board due to his knowledge of auditing publicly-traded financial institutions that he gained during his career as a CPA, which included assisting in preparation of annual and quarterly filings with the Securities and Exchange Commission. He also brings executive leadership experience and understanding of the operations of Peoples gained from his past service as an officer of Peoples Financial Services Corp. and its banking subsidiary.

Thomas J. Melone, CPA, age 66, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement. Prior to the FNCB merger, Mr. Melone served on the boards of directors of FNCB and FNCB Bank since 2011. Mr. Melone is a Partner with the Albert B. Melone Company Certified Public Accountants, a provider of accounting, tax and consulting services throughout the Northeastern Pennsylvania region. Mr. Melone, who has been with his firm since 1981, participates in the firm’s Tax Preparation and Advisory Services as well as it’s Small Business Advisory and Consulting Services. Additionally, he has extensive experience in the financial management of public-school districts operating in the Commonwealth of Pennsylvania. Mr. Melone is also a shareholder of Pro-Data Processing, Inc. Mr. Melone is an active member of several professional, business and community organizations including the American Institute of Certified Public Accountants, Pennsylvania Institute of Certified Public Accountants and the Allied Services Board, an integrated health system, specifically serving as Chairman of the Allied Institute of Rehabilitation Medicine and the John Heinz Institute of Rehabilitation Medicine, and as Vice Chairman of the Allied Services Foundation. Mr. Melone’s community involvement, extensive business and accounting experience and service as a director of FNCB and FNCB Bank qualify him to serve as a director of the Company and the Bank.

James B. Nicholas, age 73, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of our merger with Penseco Financial Services Corporation in November 2013. Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1981. Mr. Nicholas served as the President of D.G. Nicholas Co., a wholesale auto parts company located in Scranton, Pennsylvania, from 1990 until 2022. Since 2022, Mr. Nicholas is the President of DG Nicholas, a real estate company located in Scranton, Pennsylvania. Through his oversight of D.G. Nicholas Co., Mr. Nicholas is able to obtain insight regarding the local business and consumer environment that is valuable to our board of directors in its oversight of the Company’s and Bank’s operations. His service as a director of Penseco and Penn Security has enabled him to develop a knowledge of their former operations, which is beneficial to the Company’s Board. The Company has concluded that Mr. Nicholas is qualified to serve as a director of the Company as a result of his substantial small company management experience, particularly within the region in which the Bank conducts its business, and his familiarity with the operations of the former Penn Security Bank and Trust Company.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY TO SERVE UNTIL THE 2028 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL HIS OR HER SUCCESSOR HAS BEEN ELECTED AND QUALIFIED.

Proposal 2 – To Approve, on an Advisory Basis,
the Compensation of our Named Executive Officers

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (commonly referred to as the “Exchange Act”), we are providing our shareholders with the opportunity to vote, on an advisory basis, on the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. We are currently soliciting this advisory vote on an annual basis.

Even though this say-on-pay vote is advisory and therefore will not be binding on us, the members of our compensation committee and board of directors value the opinions of our shareholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns and the compensation committee will evaluate what actions may be appropriate to address those concerns.

Our executive compensation program is designed to attract, reward, and retain key employees, including our named executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance shareholder value. Shareholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement for greater detail about our executive compensation programs, including information about the fiscal year 2024 compensation of our named executive officers.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY THE ADOPTION OF THE FOREGOING RESOLUTION.

Proposal 3 – To Approve an Amendment to the Company’s Bylaws by Adding a New Article 25, to Limit the Personal Liability of Directors and Officers for Monetary Damages to the Extent Permitted by Pennsylvania Law

Peoples is a Pennsylvania corporation, governed by Title 15 of the Pennsylvania Consolidated Statutes (Corporations and Unincorporated Associations), which includes the Business Corporation Law of 1988 (the “PBCL”). Under Section 1713 of the PBCL, upon the approval by a vote of a corporation’s shareholders, the PBCL, permitted a corporation to limit the liability of directors for actions taken as a director, unless the director’s act breached or failed to perform the duties of a director, constituted self-dealing, willful misconduct or recklessness. Additionally, the limitation of liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, State or local law. In January 2023, the PBCL was amended to add Section 1735 which, upon approval by a vote of a corporation’s shareholders, extends these provisions to officers of a corporation as well.

The board of directors believes that adopting a provision in the Peoples bylaws that limits the liability of directors in accordance with Section 1713 of the PBCL and for officers in accordance with Section 1735 of the PBCL is in the best interests of Peoples. As such, our board of directors, upon the recommendation of the nominating and corporate governance committee, is submitting to a vote of our shareholders a proposed amendment to our bylaws to eliminate or limit the personal liability of our directors and officers to the fullest extent permitted by the laws of the Commonwealth of Pennsylvania.

Generally, the PBCL provides that a director of a business corporation shall stand in a fiduciary relation to the corporation and shall perform the duties of a director, including duties as a member of any committee of the board upon which the director may serve, in good faith, in a manner the director reasonably believes to be in the best interests of the corporation and with such care, including the skill and diligence that a person of ordinary prudence would use under similar circumstances and reasonable inquiry into those issues required by the statutes of this Commonwealth to be considered in the circumstances and those interests and factors listed or described in the PBCL that the director considers appropriate, subject to the business judgment rule where applicable. As to officers, the PBCL currently provides that an officer shall perform the officer’s duties in good faith, in a manner the officer reasonably believes to be in the best interests of the business corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances, subject to the business judgment rule where applicable.

The Board strongly believes that the Company’s directors and officers should be held to the highest standards when carrying out their duties to the Company and our shareholders. Nevertheless, the potential for directors or officers to have personal liability for decisions made or actions taken on behalf of the Company, including for unintentional mistakes, could adversely affect the ability of our officers to make decisions that are most appropriate for the Company. Having a director and officer exculpation provision could also decrease the likelihood of litigation against the Company and its directors and officers or could decrease the costs of defending against such litigation. In addition, the Board believes that it is necessary to provide protection to directors and officers to the fullest extent permitted by law to attract and retain top talent who may be enticed to work for another company that provides for exculpation of its directors and officers.

Accordingly, the Peoples board of directors has unanimously approved, subject to Peoples shareholder approval, an amendment to the Peoples bylaws to add a new Article 25 that would provide for such limitations of liability for officers and directors. Our board of directors also adopted resolutions recommending that the proposed bylaw amendment be submitted to a vote of our shareholders, together with the board’s recommendation that Peoples shareholders approve and adopt the proposed bylaw amendment. Approval of Proposal 3 requires the affirmative vote of at least 75 percent of the votes of which all shareholders are entitled to cast. An abstention, broker non-vote or other failure to vote will have the same effect as a vote “against” the Peoples proposal to amend the Company’s bylaws.

The proposed bylaw amendment provides that its provisions will be deemed to be a contract with each director and officer of the Corporation and each director or officer will be deemed to be serving as such in reliance on the provisions of the proposed bylaw amendment. The proposed bylaw amendment also provides that any amendment or repeal of the limitation of liability for directors or officers, or the adoption of any other bylaw or articles provision that has the effect of increasing director or officer liability will only operate prospectively.

New Article 25 will become effective, if at all, upon approval by Peoples shareholders. The full text of the proposed bylaw amendment, which is the proposed adoption of a new Article 25, is attached to this proxy statement as Annex A. This summary is qualified in its entirety by reference to the proposed Article 25 and, to the extent it differs from the text of the proposed Article 25, the text of the proposed Article 25 will control.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY’S BYLAWS BY ADDING A NEW ARTICLE 25, TO LIMIT THE PERSONAL LIABILITY OF DIRECTORS AND OFFICERS FOR MONETARY DAMAGES TO THE EXTENT PERMITTED BY PENNSYLVANIA LAW.

Proposal 4 – Ratification of the Appointment of Baker Tilly US, LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025

The Audit Committee of the Board has concluded that the continued retention of Baker Tilly US, LLP or “Baker Tilly,” is in the best interests of the Company and its shareholders. As such, the audit committee of our board of directors has appointed Baker Tilly to serve as our independent registered public accounting firm for the year ending December 31, 2025.

The audit committee has determined to afford our shareholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the shareholders this proposal to ratify the appointment of Baker Tilly. Baker Tilly served as our independent registered public accounting firm for the Company for the fiscal years ended December 31, 2024 and 2023. Representatives of the firm are expected to participate in the virtual annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table presents the aggregate fees billed or expected to be billed to us by our principal independent registered public accounting firm for the fiscal years ended December 31, 2024 and 2023.

	2024		2023
Fee Category
Audit Fees(1)	$		$485,900
Audit-Related Fees(2)		46,800	39,590
Tax Fees(3)		71,120	–
All Other Fees		–	–
Total Fees	$		$525,490

(1)	Audit fees were for professional services rendered and related out-of-pocket expenses for the (i) audits of the Company’s consolidated financial statements and its internal controls over financial reporting (ii) quarterly reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements and (iv) other services that generally only the principal accountant can provide. These services included fees for the audit of the merger with FNCB Bancorp, Inc. in 2024 and consents in connection with registration statements filed by the Company with the SEC.
(2)	Audit-related fees were for professional services rendered and related out-of-pocket expenses for audits of the Company’s employee benefit plans.
(3)	Tax Fees consist of fees billed for professional services rendered for tax filings, tax compliance and consultation services and certain tax planning advisory services for FNCB Bancorp, Inc., with which the Company merged in 2024.

Our audit committee’s charter includes a formal policy concerning the pre-approval of audit and non-audit services (including the fees and terms thereof) to be provided by our independent registered public accounting firm. The policy requires that all services to be performed by Baker Tilly, including audit services, audit-related services and permitted non-audit services, be performed either pursuant to detailed pre-approval policies and procedures established by the committee as to the services to be performed, or upon presentation to and pre-approval by the committee. The audit committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to each specific engagement. The audit committee does not delegate pre-approval authority to any one or more of its members. In no case is pre-approval waived for audit services. In 2024 and 2023, all audit services provided by Baker Tilly US, LLP were pre-approved by the audit committee.

The pre-approval of non-audit service is subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the audit committee prior to the completion of the audit. The audit committee pre-approved all non-audit services performed by Baker Tilly during 2024 and 2023.

We are asking our shareholders to ratify the selection of Baker Tilly as our independent registered public accountants. As long as a quorum is present, the affirmative vote of the holders, present by participation in the virtual meeting or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If the Company’s shareholders do not ratify the appointment of Baker Tilly, the audit committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the audit committee may in the future replace Baker Tilly as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

Board of Directors and Committees

Director Independence

Our common stock is listed on The Nasdaq Stock Market, LLC. Accordingly, our board evaluated the independence of each director and director nominee under the listing standards of The Nasdaq Stock Market, LLC. During this review, the board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The board also considered whether there were any transactions or relationships between any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates.

As a result of this review, the board affirmatively determined that William E. Aubrey II, Sandra L. Bodnyk, William G. Bracey, Joseph Coccia, William P. Conaboy, Esq., Joseph L. DeNaples, Esq., Louis A. DeNaples, Sr., Keith W. Eckel, Ronald G. Kukuchka, Kathleen McCarthy Lambert, CPA, Richard S. Lochen, Jr., CPA, Thomas J. Melone, CPA, James B. Nicholas, Elisa Zúñiga Ramirez and Joseph T. Wright, Jr., Esq. are independent under the listing standards of The Nasdaq Stock Market, LLC. In addition, the board determined that each member of our nominating and governance, audit, and compensation committees is independent in accordance with the additional independence criteria applicable to such committee members under the listing standards of The Nasdaq Stock Market, LLC, including the additional independence standards applicable to members of the audit and compensation committees. Craig W. Best, our former chief executive officer who also served as a director until December 31, 2024 was determined to be not independent.

In determining the independence of our independent directors, we considered loan transactions, as more particularly described in “Certain Relationships and Related Transactions,” deposits with Peoples Security Bank and Trust Company, certain lease agreements and certain arm’s-length purchases of products from companies at which some of our directors or their immediate family members were officers or employees. The board determined that none of these relationships impaired the independence of the independent directors.

Board Meetings

During 2024, the board of directors held twelve meetings. Each of our directors attended at least 75 percent of the aggregate number of meetings held by the board of directors and the committees on which he or she served during the period of his or her service.

We have no formal policy with respect to director attendance at our annual meeting of shareholders. All of our then-serving directors attended our 2024 annual meeting of shareholders.

Board Leadership Structure and Role in Risk Oversight

The board of directors of the Company has determined that the separation of the offices of chairman of the board, chief executive officer and the president allows the chairman to lead the board in its fundamental role of providing advice to and independent oversight of management. The chief executive officer oversees the strategic direction of the Company, focusing on continued innovation and financial performance. The president leads day-to-day operations and drives business development efforts. This structure also aids in the development of management and succession planning. Currently, William E. Aubrey II serves as Chairman of the Board, Louis A. DeNaples, Sr. serves as Vice Chairman of the Board, Gerard A. Champi serves as Chief Executive Officer, and Thomas P. Tulaney serves as President.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, cybersecurity risk, strategic risk, legal risk and reputational risk. Management, including our Chief Risk Officer, is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk management oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends board meetings and is available to address any questions or concerns raised by the board on risk management. The Chairman of the Board and independent members of the board of directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Primary responsibility for areas of risk oversight is allocated among our standing committees as follows:

Committee	Primary Areas of Risk Oversight
Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.
Nominating and Governance Committee	Risks and exposures associated with leadership, succession planning and corporate governance.
Compensation Committee	Risks and exposures associated with executive compensation programs and arrangements, including incentive plans.
Information Technology Committee	Risks and exposures associated with technology and technology-related matters, including information and cyber security.

Compensation Risk Management

Our compensation committee has reviewed the compensation policies and practices of the Company and has determined that the policies and practices do not motivate imprudent risk taking and are not reasonably likely to have a material adverse effect on the Company. The compensation committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. Further, banking regulators expect us to maintain incentive compensation practices that are consistent with our safety and soundness as a banking organization. Compensation arrangements are expected to provide employees incentives that appropriately balance risk and reward, are compatible with effective controls and risk-management, and are supported by strong corporate governance, including active and effective oversight by our board of directors. A long-standing example of how our compensation programs protect against imprudent risk taking is the clawback provision included in the Peoples Cash Incentive Plan. In addition, since January 2017, we have maintained a compensation recoupment policy, which applies to all executive officers who receive cash or equity incentive awards, and in 2023, we adopted the Dodd-Frank Clawback Policy (the “Clawback Policy”) to adhere to the listing standards of Nasdaq and the rules of the SEC implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Board Committees

As noted above, the board of directors of the Company conducts much of its business through committees of the board. During 2024, the board maintained standing audit, compensation, nominating and governance, information technology, and environmental, social, and governance (ESG) committees.

Audit Committee

Directors Bodnyk, Bracey, Conaboy, Eckel, Kukuchka, Lambert, Lochen, Melone, Nicholas and Ramirez currently comprise the audit committee of the board of directors.

Each member of the audit committee was independent under the requirements of Rule 10A-3 under the Exchange Act and the relevant listing standards of the Nasdaq Stock Market LLC relating to audit committee members. The board of directors has determined that each of Kathleen McCarthy Lambert, Richard S. Lochen, Jr. and Thomas J. Melone qualifies as an “audit committee financial expert,” as defined under the rules of the U.S. Securities and Exchange Commission, or “SEC.” The audit committee met five times in 2024.

The audit committee is governed by a formal charter approved by the board of directors, a current copy of which is available via the Company’s website, ir.psbt.com, at the “Corporate Info – Governance Documents” page. The primary purposes, duties and responsibilities of the audit committee include:

●	oversee our accounting and financial reporting processes, including management’s preparation of financial reports and other financial information;

●	oversee our management’s maintenance of internal controls and procedures for financial reporting, accounting and financial reporting processes generally;

●	assist our board of directors in its oversight of our compliance with legal and regulatory requirements;

●	evaluate the independence and oversee the performance of our independent registered public accounting firm and oversee the audits of the financial statements of the Company;

●	assist our board of directors in risk assessment and risk management;

●	pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed by our independent registered public accounting firm;

●	establish and periodically review and, as appropriate, revise, procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

●	oversee our internal audit function; and

●	oversee any related party transactions.

Audit Committee Report

In accordance with SEC regulations, the audit committee has prepared the following report. As part of its ongoing activities, the audit committee has:

●	reviewed and discussed the audited consolidated financial statements of the Company at and for the year ended December 31, 2024, with management;

●	discussed with Baker Tilly, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees; and

●	received the written disclosures and letter from Baker Tilly required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Baker Tilly such firm’s independence.

Based upon its review and the considerations and discussions referenced above, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in the Company’s annual report on Form 10-K, as filed with the SEC on March              , 2025.

Submitted by the Audit Committee:

Thomas J. Melone, CPA, Chairman
Sandra L. Bodnyk
William G. Bracey
William P. Conaboy, Esquire
Keith Eckel
Ronald G. Kukuchka
Kathleen McCarthy Lambert, CPA
Richard S. Lochen, Jr., CPA
James B. Nicholas
Elisa Zúñiga Ramirez

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Compensation Committee

Directors Aubrey, Bodnyk, Bracey, Conaboy, J. DeNaples, Kukuchka, Lochen, Melone, Nicholas and Wright currently comprise the compensation committee of the board of directors. During 2024, the compensation committee of the board of directors met seven times.

The compensation committee is governed by a formal charter approved by the board of directors, a current copy of which is available via the Company’s website, ir.psbt.com, at the “Corporate Info – Governance Documents” page. The primary purposes, duties and responsibilities of the compensation committee include:

●	review and approve the annual base salaries and annual incentive opportunities of our chief executive officer and other executive officers;

●	review and approve incentive awards and opportunities, including both cash-based and equity-based awards and opportunities, any employment agreements and severance arrangements, any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits, and any special or supplemental compensation and benefits, in each case for our executive officers;

●	review and make recommendations to our board of directors with respect to new compensation programs;

●	review periodically the operation of our compensation programs;

●	establish and periodically review policies for the administration of compensation programs;

●	ensure that our compensation programs comport with our compensation philosophy;

●	review and make recommendations to our board of directors with respect to director compensation;

●	review and make recommendations to our board of directors with respect to our employee benefit plans;

●	administer our compensation programs, including equity incentive programs, for all employees;

●	review and provide guidance on our human resource programs, which may include talent review and leadership development and “best place to work” initiatives;

●	oversee all matters relating to the outcome of shareholder advisory votes regarding executive compensation; and

●	oversee risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans, and reviewing and evaluating our compensation policies and practices of compensating our employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis that is required by the rules established by the SEC. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Submitted by the Compensation Committee:

Joseph T. Wright, Jr., Chairman
William E. Aubrey II
Sandra L. Bodnyk
William G. Bracey
William P. Conaboy, Esquire
Joseph L. DeNaples, Esquire
Ronald G. Kukuchka
Richard S. Lochen, Jr., CPA
Thomas J. Melone, CPA
James B. Nicholas

The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Nominations and Shareholder Communications

Directors Aubrey, J. DeNaples, Eckel, Kukuchka, Lambert, Lochen, Melone, Nicholas and Wright currently comprise the nominating and corporate governance committee of the board of directors. During 2024, the nominating and corporate governance committee of the board of directors met two times.

The nominating and corporate governance committee is governed by a formal charter approved by the board of directors, a current copy of which is available via the Company’s website, ir.psbt.com, at the “Corporate Info – Governance Documents” page. The primary purposes, duties and responsibilities of the nominating and corporate governance committee include:

●	recommend director nominees for selection by our board of directors;

●	review recommendations from directors, shareholders, management, and other appropriate third parties for potential director candidates and collect and analyze information regarding their suitability;

●	assist our board of directors in determining the size and composition of the board and its committees, and of the board of directors and committees of our subsidiaries;

●	develop and make recommendations to our board of directors with respect to corporate governance guidelines and other governance policies;

●	implement our board diversity equity and inclusion policy, evaluate candidates in accordance with such policy, and periodically assess the effectiveness of such policy;

●	identify and prioritize with management significant risks that we face and recommend to our board of directors whether the full board or a particular board committee should have primary responsibility for oversight of each such identified risk;

●	keep apprised of requirements, trends and best practices in corporate governance;

●	review and make recommendations to our board of directors with respect to any proposed changes to our articles of incorporation, bylaws, or committee charters; and

●	develop and make recommendations to our board of directors with respect to key executive succession plans.

In accordance with the FNCB merger agreement, our bylaws provide that from and after July 1, 2024 through July 1, 2027, no vacancy on the board of directors created by the cessation of service of a director shall be filled by the board and the board shall not nominate any individual to fill such vacancy, unless (x) in the case of a vacancy created by the cessation of service of a Continuing PFIS Director (as defined below), not less than a majority of the Continuing PFIS Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, in which case the Continuing FNCB Directors (as defined below) shall vote to approve the appointment or nomination (as applicable) of such individual, and (y) in the case of a vacancy created by the cessation of service of a Continuing FNCB Director, not less than a majority of the Continuing FNCB Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, in which case the Continuing PFIS Directors shall vote to approve the appointment or nomination (as applicable) of such individual; provided, that any such appointment or nomination shall be made in accordance with applicable laws and the rules of the Nasdaq Stock Market (or any other national securities exchange on which the Company’s securities may be listed). As used in the preceding sentence, the terms “Continuing PFIS Directors” and “Continuing FNCB Directors” mean, respectively, the directors of the Company and FNCB who were selected to be directors of the Company by the Company or FNCB, as the case may be, as of the effective time of the FNCB merger, pursuant to the FNCB merger agreement, and any directors of the Company who subsequently may be appointed or nominated and elected to fill a vacancy created by the cessation of service of a Continuing PFIS Director or a Continuing FNCB Director, as applicable.

Nomination Process

Our nominating and corporate governance committee is responsible for recommending director nominees to our board of directors. The board of directors will consider director candidates recommended by shareholders whose nomination conforms with the requirements of the Company’s bylaws and the rules and requirements of the Exchange Act. Any shareholder who wishes to recommend a director candidate for consideration may send notice to our Secretary at Peoples Financial Services Corp., 102 East Drinker Street, Dunmore, Pennsylvania 18512. The notice must conform with the requirements of our bylaws and the rules and requirements of the Exchange Act. See the section titled “Shareholder Nominations and Proposals,” on page 55 for additional information.

Process for Identifying and Evaluating Nominees

In selecting director candidates to be nominated for election at an annual meeting, the nominating and corporate governance committee begins by determining whether the incumbent directors whose terms expire at the meeting desire, and are qualified, to continue their service on the board. We are of the view that the repeated service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure. Accordingly, it is the policy of the nominating and corporate governance committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the committee’s criteria for membership on the Board; who the committee believes will continue to make important contributions to the Board; and who consent to stand for re-election and, if re-elected, to continue their service on the Board.

When applicable, the committee will identify and evaluate non-incumbent director candidates as follows:

Identification. For purposes of identifying nominees for the board of directors, the nominating and corporate governance committee relies on personal contacts of the committee and other members of the board of directors as well as its knowledge of members of the Company’s market area. The nominating and corporate governance committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The nominating and corporate governance committee may use an independent search firm in identifying nominees. It did not utilize any such services in connection with identifying the nominees for election at the 2025 Annual Meeting, all of whom are incumbent directors.

Evaluation. In evaluating potential nominees, the nominating and corporate governance committee determines whether the candidate is eligible and qualified for service on the board of directors by evaluating the candidate under the selection criteria set forth below under the heading “Minimum Qualifications”. In addition, the nominating and corporate governance committee may conduct a background check and may interview the candidate. Candidates proposed by shareholders are considered under the same criteria, except that the committee may also consider the size and duration of the equity interest of the recommending shareholder in the Company and the extent to which the recommending shareholder intends to continue holding this interest.

Minimum Qualifications

Our bylaws include a mandatory retirement policy applicable to our directors, subject to certain exceptions adopted in connection with the FNCB merger. Generally, any director, upon reaching the mandatory retirement age of 73 years, will be permitted to serve as a director for the remainder of his or her term, after which he or she shall no longer be eligible to serve as a director. Notwithstanding the general policy, each director appointed to our board in connection with the FNCB merger who was age 73 or older at the time of the merger, and each incumbent director at the effective time of the merger who will be age 73 or older at the expiration of his or her term in effect on September 27, 2023 will be eligible to stand for election to one additional three (3) year term, regardless of their age, in each case, unless 80 percent of the entire board of directors shall determine otherwise. Louis A. DeNaples, Sr. and Keith W. Eckel have been nominated for election at the 2025 annual meeting pursuant to this exception.

The nominating and corporate governance committee has not adopted a specific set of minimum qualifications that must be met by nominees. Nominees are selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to Board duties, and the likelihood of being able to serve on the Board for a sustained period. In evaluating potential director nominees, our nominating and corporate governance committee will evaluate an individual’s specific qualities or skills including, but not limited to an individual’s: contributions to the range of talent, skill and expertise of the Board; financial, regulatory and business experience, knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand financial statements; familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the Company’s shareholders and the best interests of the Company and Bank; ability to devote sufficient time and energy to the performance of his or her duties; independence; and current equity holdings in the Company. The committee also considers factors such as global experience, experience as a director of a public company, and knowledge of relevant industries.

The nominating and corporate governance committee will also consider any other factors it deems relevant, including competition, size of the board of directors, and regulatory disclosure obligations. The nominating and corporate governance committee will also consider the extent to which a candidate helps the board of directors reflect the diversity of the Company’s shareholders, employees, customers, and communities, including with respect to characteristics such as age, color, disability, ethnicity, family or marital status, gender identity or expression, language, national origin, physical and mental ability, political affiliation, race, religion, sexual orientation, socio-economic status, veteran status, and other characteristics under our board diversity policy. We have taken steps to increase the diversity of our board, and the nominating and corporate governance committee will continue to seek opportunities to enhance board diversity in the future.

In addition, prior to nominating an incumbent director for re-election to the board of directors, the committee will consider and review an existing director’s Board and committee performance and his or her satisfaction of any minimum qualifications established by the committee.

We maintain a share ownership policy, which applies to our non-employee directors, as well as our senior executive officers. This policy requires our non-employee directors to beneficially own our common stock in an amount equal to four times their annual retainer for board service, and allows five years from the time policy becomes applicable to them for our non-employee directors to reach compliance. As of December 31, 2024, each of our non-employee directors was in compliance with our share ownership policy.

Shareholder Communications

Any shareholder who desires to send communications to our board of directors or to individual directors may do so by directing his or her communication to the following address: Peoples Financial Services Corp., 102 East Drinker Street, Dunmore, Pennsylvania 18512, Attention: Investor Relations Officer. All shareholder communications, other than any communications we believe may pose a security risk, will be sent directly to board members.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the ownership of shares of the common stock by each director of the Company, each “named executive officer” identified below under the heading “Executive Compensation” beginning on page 35, all directors and executive officers as a group, and any person who is known by us to own beneficially more than five percent of the issued and outstanding common stock. Except as noted below, information is provided as of March 3, 2025.

Name	Number of Shares Beneficially Owned+	Percentage of Ownership++
William E. Aubrey II	55,602.0000	*
Craig W. Best	22,732.3229 (1)	*
Sandra L. Bodnyk	5,187.0000	*
William G. Bracey	27,405.7960 (2)	*
Joseph Coccia	39,990.0650 (3)	*
William P. Conaboy, Esquire	3,386.0000	*
Joseph L. DeNaples, Esquire	51,843.1670	*
Louis A. DeNaples, Sr.	336,496.1734 (4)	3.4%
Keith W. Eckel	15,678.0000	*
Ronald G. Kukuchka	32,774.9840	*
Kathleen McCarthy Lambert, CPA	3,247.8510	*
Richard S. Lochen, Jr., CPA	20,698.3930 (5)	*
Thomas J. Melone, CPA	2,756.0000	*
James B. Nicholas	30,529.0000 (6)	*
Elisa Zúñiga Ramirez	4,099.7240 (7)	*
Joseph T. Wright, Jr.	43,639.4127	*
John R. Anderson III	6,934.5992 (8)	*
Timothy H. Kirtley	5,432.2168 (9)	*
Neal D. Koplin	9,638.7217 (10)	*
Thomas P. Tulaney	39,190.0784 (11)	*
All directors and executive officers as a group (27 persons)	803,421.3804	8.0%

BlackRock, Inc.
50 Hudson Yards
New York, NY 10001	512,316.0000 (12)	5.1%

+	Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, our common stock, is determined to be a beneficial owner of our common stock. All shares are subject to the named person’s sole voting and investment power unless otherwise indicated.
++	Shares beneficially owned include any shares of which the holder or group has the right to acquire beneficial ownership within 60 days after March 3, 2025. Percentage calculations are based on 9,997,069 shares outstanding at March 3, 2025, and presume that the identified holder or group acquires any such shares that the identified holder or group has the right to acquire, and that no other holders of any such rights do so.
*	Less than 1.0 percent.
(1)	Includes 1,570.4309 shares under the Company’s employee stock ownership plan (“ESOP”) which have been allocated to Mr. Best’s account and 4,726 shares in a self-directed IRA.
(2)	Includes 22,292 shares held by Bracey’s Supermarket, Inc.
(3)	Includes 32,693.832 shares held by JJS Family Partnership.
(4)	Includes 6,569.605 shares held by D&L Realty, 356 shares held by DeNaples Equipment Company, 932 shares owned jointly by Mr. DeNaples and his wife, and 2,789.1344 shares owned by Mr. DeNaples’ wife.
(5)	Includes 323.416 shares held by minor children, 9,584.946 shares owned jointly by Mr. Lochen and his wife, and 4,957 shares in a self-directed IRA.
(6)	Includes 3,984 shares in a self-directed IRA and 1,671 shares owned by Mr. Nicholas’s wife.
(7)	Includes 2,680 shares owned jointly by Ms. Ramirez and her husband.
(8)	Includes 40 shares owned jointly by Mr. Anderson and his wife, 1,707.6392 shares under the ESOP which have been allocated to Mr. Anderson’s account, and 930 restricted shares.
(9)	Includes 215.2168 shares under the ESOP which have been allocated to Mr. Kirtley’s account, and 916 restricted shares.
(10)	Includes 400 shares in a self-directed IRA and 368.9157 shares under the ESOP which have been allocated to Mr. Koplin’s account, and 1,040 restricted shares.
(11)	Includes 17,690.45 shares in a self-directed IRA, 852.2164 shares under the ESOP which have been allocated to Mr. Tulaney’s account and 1,177 shares owned jointly by Mr. Tulaney and his wife, and 1,175 restricted shares.
(12)	Based solely on Amendment No. 4 to Schedule 13G filed with the SEC on January 26, 2024. Based upon the information contained in the filing, BlackRock, Inc. has sole voting and dispositive power with respect to 502,722 and 512,316 shares, respectively, and beneficially owns 512,316 shares of the Company’s common stock. BlackRock is the beneficial owner of these holdings in its capacity as a parent holding company or control person.

Policy Regarding Hedging. Because certain hedging or monetization transactions relative to our securities may cause the interests and objectives of those persons engaged in such transactions to differ those of our shareholders generally, our board of directors has adopted a securities trading policy that prohibits our directors, officers and employees, and family members and other persons and entities under their influence or control, from engaging in any hedging or monetization transactions involving our securities.

Executive Officers and Compensation

Executive Officers

Following is information regarding our executive officers. Additional information regarding the compensation of our named executive officers is included under the heading “Executive Compensation,” beginning on page 35.

John R. Anderson III, Executive Vice President and Chief Operating Officer, of Peoples and Peoples Security Bank and Trust Company, age 58. Mr. Anderson was appointed to his current position as of March 31, 2025. Prior to his appointment to his current position, Mr. Anderson served as Executive Vice President and Chief Financial Officer from March 2018, after serving as the Senior Vice President and Interim Principal Financial and Accounting Officer since April 2016. Prior to that he was Vice President/Planning and Statistical Analyst, of Penn Security Bank and Trust Company since May 2011. Prior to that he was Assistant Vice President/Financial Reporting Officer at Penn Security Bank since January 2006.

James M. Bone, Jr., CPA, Executive Vice President and Chief Financial Officer, of Peoples and Peoples Security Bank and Trust Company, age 63. Mr. Bone was appointed to his current position as of March 31, 2025. Prior to his appointment to his current position, Mr. Bone served as Executive Vice President and Chief Operations Officer of the Company and the Bank, a position he held since the consummation of the FNCB merger on July 1, 2024. From September 2012 until the merger, he served as Executive Vice President and Chief Financial Officer/Treasurer of FNCB Bancorp., Inc. and its banking subsidiary, FNCB Bank. Mr. Bone had been with FNCB Bank since 1986 in various leadership roles and is a licensed Certified Public Accountant and is an active member of several professional, business and community organizations including the American Institute of Certified Public Accountants and Pennsylvania Institute of Certified Public Accountants. Mr. Bone is a former member of the Issuer Advisory Council of the OTCQX and a former member of the Advisory Board for the Federal Home Loan Bank of Pittsburgh. Mr. Bone is also active in the community with King’s College and currently serves as Executive Vice President and Vice President of Finance and Board Member of the Northeastern Pennsylvania Council Boy Scouts of America.

Gerard A. Champi, was appointed Chief Executive Officer of Peoples and Peoples Security Bank and Trust Company effective January 1, 2025, age 64. Mr. Champi was appointed as a director of Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement. From July 1, 2024 to December 31, 2024, he served as President of Peoples and Peoples Security Bank and Trust Company. Prior to the FNCB merger, Mr. Champi served as President and Chief Executive Officer and was a member of the Board of Directors of FNCB Bancorp, Inc. and FNCB Bank since July 1, 2016. Prior to holding this position, Mr. Champi was Chief Operating Officer of FNCB Bank from March 2011 to June 2016. Mr. Champi also served as Interim President and Chief Executive Officer of FNCB and FNCB Bank and as a director of FNCB Bank from March 2010 until February 2011. Mr. Champi had been with FNCB Bank since 1991 and served in various leadership roles in the Retail, Commercial Sales, and Executive Divisions. He currently serves as a Board member of Leadership Northeast, the Lackawanna Blind Association, the Pennsylvania Bankers Association, and as an Advisory Board member of Penn State Worthington Scranton, a campus of the Pennsylvania State University. He also serves on the Wilkes-Barre Law & Library Association’s Executive Committee’s Lay Advisory Committee and is a lifetime member of Pennsylvania State University Alumni Association. Mr. Champi has been appointed as President of Lackawanna Industrial Fund Enterprises (LIFE) and serves on the Board of Directors of the Greater Scranton Chamber of Commerce and the Executive Committee of the Chamber. Jerry is also past President of the Boards of Directors of the Northeastern Pennsylvania Council Boy Scouts of America, the Greater Pittston Chamber of Commerce, and the Luzerne County Community College Foundation.

James P. Chiaro, CMFC, AIF, was appointed to Executive Vice President and Chief Investment Services Officer Peoples and Peoples Security Bank and Trust Company effective July 1, 2024, age 49. In his current role, Mr. Chiaro is responsible for the overall management, strategy, growth and operating results for Peoples Security Wealth Advisors. From September 2022 until the FNCB merger, he was Executive Vice President and Chief Investment Officer of FNCB. Mr. Chiaro has over 20 years of experience in the financial services industry and prior to joining FNCB, Mr. Chiaro was the principal of Chiaro Investment Services, LLC since August 2017. Mr. Chiaro holds the following professional designations and registrations (securities registrations held through LPL Financial): Series 7, General Securities Representative; Series 65, Uniform Investment Advisor Representative; Series 6, Investment Company Products/Variable Contracts Representative; Series 63, Uniform Securities Agent State Law; Pennsylvania Life Insurance License CMFC; Chartered Mutual Fund Counselor; and College for Financial Planning.

Mary Griffin Cummings, Esquire, was appointed to Executive Vice President and General Counsel of Peoples and Peoples Security Bank and Trust Company effective July 1, 2024, age 62. From October 2012 until the FNCB merger, Ms. Cummings served as Executive Vice President and General Counsel of FNCB Bancorp, Inc. and FNCB Bank. Prior to joining FNCB, she was Associate General Counsel, Resident Counsel and General Counsel for Wyoming Valley Health Care System, Inc. (“WVHCS”), a large health care system previously located in Wilkes-Barre, Pennsylvania, from May 2000 to May 2009. She served as legal consultant for winding down the liabilities and obligations of the Wyoming Valley Health Care System, Inc. pursuant to the asset sale to Wilkes-Barre Holdings, LLC, a subsidiary of CHS/Community Health Systems, Inc. From May 2009 through October 2012, Ms. Cummings practiced law both in her own private practice and for Wyoming Valley Health and Education Foundation and WVHCS Retention Company. Ms. Cummings is a licensed attorney and admitted to practice law in the Courts of the Commonwealth of Pennsylvania and the United States District Court for the Middle District of Pennsylvania. She is a member of the Wilkes-Barre Law and Library Association and the Pennsylvania Bar Association. Ms. Cummings serves on the Board of Directors of the Pennsylvania Bankers Services Corporation and the Board of Governors, serving as Chairperson, of Bankers Settlement Services–Capital Region, a title agency wherein Peoples Security Bank and Trust Company has an equity interest. Ms. Cummings serves as Chair and Board member of the Catherine McAuley Center, Scranton, PA and Board Member and Chair of the Nominating and Governance Committee of the McGlynn Learning Center, Wilkes-Barre, PA. Ms. Cummings serves on the Northeastern PA Board of Directors of the American Red Cross and is a life-time member of the Pennsylvania State University Alumni Association.

Jeffrey A. Drobins, Executive Vice President and Chief Lending Officer of Peoples and Peoples Security Bank and Trust Company, age 40. Mr. Drobins was appointed to his current position in October 2022, after serving as the Senior Vice President and Lehigh Valley Market President since April 2016. Prior to that he was Vice President and Commercial Relationship Manager since September 2014. From 2007-2014, Mr. Drobins served in various commercial banking capacities for National Penn Bank’s Commercial Real Estate Lending Group. Mr. Drobins serves as Board member of Budd Agency, Inc., a property and casualty insurance company wherein the Company has an equity interest in. Mr. Drobins serves as Treasurer and Board member of the Greater Easton Development Partnership, Easton, PA and Board member and Chairman of the Lehigh Valley Zoological Society, Schnecksville, PA. Mr. Drobins serves as Trustee of Peoples Security Charitable Foundation.

Susan L. Hubble, Executive Vice President, Chief Information Officer of Peoples and Peoples Security Bank and Trust Company, age 69. Ms. Hubble was appointed to her current position in December 2019. Prior to that, she was Senior Vice President, Senior Information Technology Officer, since April 2019. Prior to that, she was Vice President, Information Technology Officer since July 2014.

Timothy H. Kirtley, Executive Vice President, Chief Risk Officer of Peoples and Peoples Security Bank and Trust Company, and Corporate Secretary, age 55. Mr. Kirtley was appointed to his current position in April 2020, and served as Executive Vice President and Chief Credit Officer from July 2016 until April 2020. Prior to joining Peoples Security Bank and Trust Company, he served as Executive Vice President and Chief Credit Officer of Peoples Bank, Marietta, Ohio from 2011 to 2016. From 2009 to 2011, Mr. Kirtley served as Executive Vice President, Chief Credit Officer of Delaware County Bank & Trust Co., in Lewis Center, Ohio. From 2007 to 2009, he served as Vice President, Regional Credit Officer and Commercial Real Estate for Fifth Third Bank in Columbus, Ohio. From 1992 to 2007, Mr. Kirtley served in various commercial banking and credit risk management capacities, the most recent of which was Vice President, Regional Credit Officer, Community Banking from 2002 to 2007 for U.S. Bank, N.A. in Columbus, Ohio.

Neal D. Koplin, Senior Executive Vice President and Chief Banking Officer of Peoples and Peoples Security Bank and Trust Company, age 64. Mr. Koplin was appointed to his current position in December 2019. In this role, he oversees banking operations across multiple regions, including Northeastern Pennsylvania, the Lehigh Valley, Greater Delaware Valley, Central Pennsylvania, New Jersey, and New York. He is responsible for the Bank’s full suite of personal and business banking services, including real estate, home mortgages, consumer lending, deposit and cash management solutions, and investment products. Prior to his current position, Mr. Koplin served as Executive Vice President and Lehigh Valley Division Head from August 2014 to December 2019. Before joining Peoples Security Bank and Trust Company, he spent over 30 years at National Penn Bank, where he held various executive positions. Mr. Koplin has been actively involved in numerous community and economic development initiatives. He currently serves as President of the Board of Directors for Home Easton and as a board member of the Lehigh Valley Economic Development Corporation. His extensive community service includes leadership roles on the boards of Saint Francis Retreat House, LVIP, Touchstone Theatre, and New Bethany Ministries, among others. Mr. Koplin holds a Bachelor of Arts degree in Accounting from Moravian University.

Thomas P. Tulaney, was appointed to President of Peoples and Peoples Security Bank and Trust Company effective January 1, 2025, age 65. From July 1, 2024 to December 31, 2024, he served as Senior Executive Vice President and Chief Operating Officer. Prior to that, he was President and Chief Operating Officer. He has served as a director of the Bank since May 2020. He served as Senior Executive Vice President and Chief Operating Officer from May 2017 until May 2020. In December 2018, he assumed oversight of the Bank’s Wealth Management Division. Prior to May 2017, and since our merger with Penseco in November 2013, he served as our Executive Vice President and Chief Lending Officer, the same position he held with Penseco from March 2012. He joined Penn Security Bank and Trust Company in April 2011 as Executive Vice President and Deputy Chief Lending Officer. Before that, Mr. Tulaney was a Senior Executive Vice President and the Corporate Sales Division Manager of First National Community Bank, a position he held since 2008, when he was promoted from Executive Vice President. He was an employee of First National Community Bank from 1994 to 2011. Prior to 1994 Mr. Tulaney was a Senior Vice President of Third National Bank a division of Independence Bank Corp and a Regional Vice President of PNC Bank.

Amy E. Vieney, Senior Vice President and Chief Human Resource Officer of Peoples and Peoples Security Bank and Trust Company, age 50. Ms. Vieney joined Peoples in her current position in June 2022. From December 2017 through June 2022, she served as Senior Director, Human Resources at St. Luke’s University Health Network, headquartered in Bethlehem, Pennsylvania.

Compensation Discussion and Analysis

Overview of Objectives

The executive compensation program of Peoples is designed to provide a competitive base salary as well as to provide certain incentives to our named executive officers to effectively lead and manage the Company and its growth strategy. Decisions regarding executive compensation are determined by the compensation committee. In accordance with the compensation committee charter, the committee may refer any matter that it has the authority to approve, together with the committee’s report and recommendation, to the full board for approval, unless such matter is required to be approved by an independent compensation committee by applicable law, regulation or listing standard.

The compensation program is designed to support annual and long-term Company goals that create sustainable profitable growth while providing long-term value to our shareholders. The objectives of our executive compensation programs are to:

●	attract, motivate and retain highly qualified executives;

●	link total compensation to both individual performance and the performance of the bank and holding company; and

●	appropriately balance short-term and long-term financial objectives, build shareholder value and reward individual, team and company performances.

We seek to pay for superior performance, both in achieving short-term goals and continuing to build a growing and sustainable financial institution on a long-term basis.

During the year ended December 31, 2024, we compensated our named executive officers, identified below, with a combination of base salary, time-vested equity awards, discretionary bonus compensation, and benefit plans and perquisites which the compensation committee believes were comparable to other financial institutions of similar size in our region.

At the time of the FNCB merger, it was contemplated that our former chief executive officer, Craig W. Best, would remain in his position until the one-year anniversary of the merger. In October 2024, however, given the progress that had been made with the integration of FNCB into Peoples and FNCB and the successful completion of the Bank’s system conversion, the Company and Mr. Best determined that he was able to leave at the end of 2024, and the compensation committee approved a separation agreement with Mr. Best. See “Craig W. Best Separation Agreement” beginning on page 37.

Benchmarking

Periodically, the compensation committee compares our senior management compensation levels with comparable levels in industry benchmark studies and peer group data to gain a general knowledge of compensation programs in the industry.

Components of the Compensation Program

During 2024, our executive compensation program included four key elements: base salary, annual cash incentives, equity awards and benefit plans.

Base Salary

Base salary is the basic element of our executive compensation program and the foundation for setting targets for incentive compensation awards. The compensation committee determines the range of base salary by evaluating the duties, complexities and responsibilities of the applicable office; the level of experience required, and the compensation payable for positions having similar scope and accountability as those in a peer group of banks.

For 2024, our compensation committee reviewed each named executive officer’s individual performance, length and nature of experience and competency, and the potential for advancement in determining the amount of pay adjustments to recommend to the board of directors. In connection with such review, the base compensation for Craig W. Best remained the same at $472,420; Thomas P. Tulaney remained the same at $335,000; Neal D. Koplin remained the same at $295,800; Timothy H. Kirtley increased from $255,000 to $265,000 and John R. Anderson III increased from $260,000 to $270,000.

Cash Incentive Plan

We maintain an annual cash incentive plan (the “Cash Incentive Plan”) pursuant to which our designated executive officers, including our named executive officers, have the opportunity to earn performance-based incentive payments based upon the attainment of performance goals approved by the compensation committee. Incentive compensation under the Cash Incentive Plan represents the “at risk” portion of an executive’s cash compensation subject to the achievement of performance goals. Historically, the compensation committee has set goals for our executive officers to achieve in order to qualify for a cash incentive payment under the Cash Incentive Plan. Due to the pendency of the FNCB merger during the first half of 2024, the committee did not set specific performance goals, but relied on the provisions of the Cash Incentive Plan which allow the committee to award cash bonuses at such times and in such amounts as determined by the committee in its discretion from time to time.

Equity Awards

In February 2024, the compensation committee granted equity awards as part of its incentive compensation program. For several years prior to 2024, the compensation committee approved a mix of long-term equity incentives with the majority consisting of performance-vested restricted stock units (“RSUs”) (70% of the targeted equity award) and the remainder consisting of time-vested restricted stock (30% of the targeted equity award). During 2024, however, the long-term equity incentives consisting solely of time-vested restricted stock and no performance-vested were issued. The compensation committee is expected to take this into consideration in connection with the 2025 equity award program.

Time-vested restricted stock vests over three years subject to the executive officer’s continued employment by us. This component reinforces our goal of equity ownership, shareholder alignment and provides additional retention value for our executive officers.

Below is a summary of the 2024 grants issued to the named executive officers.

	Restricted Stock
Executive	Shares (#)	Grant Value(1)
Craig W. Best	1,231	$49,609
Thomas P. Tulaney	623	$25,107
Neal D. Koplin	550	$22,165
Timothy H. Kirtley	493	$19,868
John R. Anderson III	502	$20,231

(1)	Grant values based on the $40.30 per share closing price of our common stock on the grant date of February 21, 2024.

Clawback Agreements

In 2023, the compensation committee adopted the Dodd-Frank Clawback Policy (the “Clawback Policy”) to adhere to the listing standards of Nasdaq and the rules of the SEC implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Clawback Policy requires the compensation committee to recoup certain cash and equity incentive compensation paid to executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the policy, the compensation committee will require recoupment if it determines that incentive-based compensation received by an executive exceeded the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts. Additionally, pursuant to the terms of the Cash Incentive Plan, all executives are subject to a clawback provision. The clawback provision allows us to recover any overpayment under the Cash Incentive Plan in the event that we are required to restate our financial statements because of any material noncompliance with a financial reporting requirement. If within the previous three years a participant received an award based upon erroneous data, the participant is required to return any amount received in excess of what would have been paid to the participant under the accounting restatement. In the event that the restatement is due to a participant’s misconduct or fraudulent activity, then the participant is required to return the entire amount received based upon the erroneous data.

Benefits

ESOP. We maintain a tax-qualified employee stock ownership plan, or “ESOP,” as a long-term incentive to focus executives on long-term value creation. The ESOP covers substantially all employees who meet the eligibility requirements and is intended to incentivize and reward all employees, including the named executive officers, based upon our long-term success as measured by shareholder return.

401(k) Profit Sharing Plan. We maintain a profit sharing plan, the Peoples Security Bank 401(k) Profit Sharing Plan, under the provisions of Section 401(k) of the Internal Revenue Code in an effort to provide employees with a means and an incentive to save for retirement and also to provide tax-deferred compensation, not to exceed the amounts allowed under the Internal Revenue Code. All named executive officers are eligible to participate in the Peoples Security Bank 401(k) Profit Sharing Plan on the same basis as other employees participating in the plan.

Pension Plan. The Company also maintains the Employees’ Pension Plan, a legacy defined benefit pension plan assumed in connection with our merger with Penseco in November 2013, which was amended in June 2008 to cease benefit accruals.

Health and Welfare Benefits. Named executive officers participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical, dental, vision, disability, life insurance, health savings account and flex spending account benefits and are standard in the industry.

Supplemental Employee Retirement Plans. Peoples maintains supplemental employee retirement plans, or “SERPs,” for certain executive officers, including Messrs. Tulaney, Koplin, Kirtley and Anderson, the primary intent of which is retention. Under their respective SERPs, Messrs. Tulaney Koplin, Kirtley and Anderson are eligible to receive certain retirement benefits that accrue based on their service to the Company and are payable at retirement, or earlier under a qualifying termination of employment. See additional discussion below under the heading “Pension Benefits.”

Deferred Compensation Plans. We maintained the “Executive Deferred Compensation Plan” and “Deferred Compensation Plan No. 2” under which we made certain contributions for Mr. Best. See additional discussion below under the heading “Nonqualified Deferred Compensation.”

Other Supplemental Retirement Benefits. We provided our former chief executive officer with certain retirement benefits under an Excess Benefit Plan which we assumed in connection with our merger with Penseco in November 2013. This plan provided Mr. Best with additional benefits in excess of those accrued under the 401(k) Profit Sharing Plan and ESOP due to the limit on compensation contained in Section 401(a)(17) of the Internal Revenue Code. See additional discussion below under the heading “Nonqualified Deferred Compensation.”

Split Dollar and Other Life Insurance Agreements. We provided split-dollar and other life insurance benefits to Mr. Best. See additional discussion below under the headings “Craig W. Best Employment Agreement.” We also provide split-dollar life insurance benefits to certain other officers, including Mr. Tulaney.

Perquisites

The compensation committee regularly reviews our executive perquisites and believes they are appropriate and modest when compared to peers and are necessary to attract and retain high-caliber talent. During 2024, we provided a vehicle allowance or use of a company vehicle to Messrs. Best, Tulaney and Koplin, as they are required to entertain business clients or otherwise travel in connection with their duties. The compensation committee also believes that country clubs can serve as appropriate forums for building client relationships and for community interaction. We reimburse Messrs. Best, Tulaney, Koplin, Kirtley and Anderson for the cost of country and dining club memberships.

The Role of Management in Determining Compensation

For 2024, our chief executive officer reviewed each of the other named executive officer’s annual performance, discussed the performance review with the compensation committee, and made recommendations to the compensation committee with respect to the compensation of the other named executive officers. Our chief executive officer does not participate in discussions on his own compensation.

The Role of the Compensation Committee

In accordance with the compensation committee charter, among other things, the compensation committee is responsible for the review and approval of our named executive officers’ base salaries and incentive opportunities, the administration of our benefit plans, and the recommendation to our board of directors of new compensation programs or changes in existing compensation programs. The committee may refer any matter that it has the authority to approve, together with the committee’s report and recommendation, to the full board for approval, unless such matter is required to be approved by an independent compensation committee by applicable law, regulation or listing standard. As a matter of practice, the committee routinely refers key items pertaining to executive compensation, such as base salary increases, the size and performance targets associated with awards under the Cash Incentive Plan and equity incentives, and the offering of special retirement agreements, to the board with a recommendation of the committee.

Operating within the framework of duties and responsibilities established by the board, the compensation committee’s role is to assure our compensation strategy is aligned with the long-term interests of our shareholders; our compensation structure is fair and reasonable; and compensation reflects both corporate and individual performance.

Compensation Committee Consultants

The compensation committee’s charter provides that the compensation committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the compensation committee. The Company must provide for appropriate funding, as determined by the compensation committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the compensation committee. Prior to engaging any compensation consultant, legal counsel or other adviser (other than in-house legal counsel), the compensation committee must conduct an independence assessment with respect to such adviser. During 2024, the compensation committee engaged Pearl Meyer to review our executive and director compensation and provide consultation, among other things, on our executive pay philosophy and market definition, our annual cash compensation; long-term incentives, and compensation benchmarking. The compensation committee’s work with the consultant did not impact the 2024 compensation of our named executive officers or directors.

Accounting and Tax Treatments

All elements of compensation generate charges to earnings under generally accepted accounting principles (“GAAP”). Generally, no adjustment is made to compensation based on accounting factors, but the tax effects of various types of compensation are considered. In administering our executive compensation program, the Company takes into account the tax deductibility of the compensation, including as applicable, Section 162(m) of the Internal Revenue Code. Although our intent is to maximize the deductibility of compensation, under certain circumstances that are in the best interest of the Company and our shareholders, the compensation committee may authorize compensation that is not deductible if it is determined to be appropriate.

Company Stock Ownership

We believe that it is important that our named executive officers and directors own shares of our common stock. We maintain a share ownership policy, which is applicable to our executive officers and directors. Under the terms of the policy, executive officers who receive equity incentive awards are expected to beneficially own shares of our common stock having a fair market value equal to or greater than twice their respective annual base salaries, and have five years to achieve compliance.

Severance and Change in Control Benefits

We recognize that an important consideration in our ability to attract, retain and motivate key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our exploration of strategic corporate and personnel opportunities. Accordingly, we believe that it is in our best interest and the best interest of our shareholders to provide certain key personnel with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause so that they are able to focus fully on their duties and on the merits of any potential change in control situation without undue concern for the loss of their jobs. All of our named executive officers with employment agreements have provisions in their respective agreements that provide for certain benefits in the event of an involuntary termination following a change in control transaction. These provisions, along with certain benefits estimates, are described under the heading “Other Potential Post-Termination Benefits” below and under the headings “Craig W. Best Employment Agreement,” “Thomas P. Tulaney Employment Agreement,” “Neal D. Koplin Employment Agreement,” “Timothy H. Kirtley Employment Agreement” and “John R. Anderson III Severance Agreement.”

Many of the plans that we maintain and in which our named executive officers participate include provisions which accelerate vesting or payment of benefits upon a change in control and are described under the heading “Other Potential Post-Termination Benefits” below.

Compensation Risk Assessment

Our executive compensation program and policies are driven by our business environment and designed to enable us to achieve our mission and adhere to our values. The compensation committee and senior management evaluate the relationship between risk and reward as it relates to our executive compensation program. Our compensation committee has determined that the structure of our executive compensation programs does not put our shareholders or the Company at any material risk.

Timing of Certain Awards

Historically, equity incentive awards made by the Company have consisted of performance-vested RSUs and time-vested restricted stock. As such, the Company has not formulated any policy or practices with respect to the timing of awards of options in relation to the disclosure of material nonpublic information by the Company.

Executive Compensation

During 2024, our principal executive officer was our former chief executive officer, Craig W. Best, and our principal financial officer was our former chief financial officer, John R. Anderson III. Mr. Best resigned effective December 31, 2024, and Gerard A. Champi became Chief Executive Officer as of January 1, 2025. Effective March 31, 2025, Mr. Anderson was appointed to the position of Executive Vice President and Chief Operating Officer and James M. Bone, Jr., CPA, was appointed to the position of Executive Vice President and Chief Financial Officer.

For 2024, our most highly compensated executive officers were determined without regard to any compensation paid by FNCB Bancorp, Inc. or FNCB Bank prior to their merger with and into the Company and the Bank. Other than Mr. Best and Mr. Anderson, Thomas P. Tulaney, Neal D. Koplin and Timothy H. Kirtley were determined to be our most highly compensated executive officers. These five officers are referred to in this proxy statement as our “named executive officers.” The following tables and narratives set forth certain information regarding the compensation of our named executive officers.

2024 Summary Compensation Table

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
				Stock	Incentive Plan	Compensation		All Other
		Salary	Bonus	Awards	Compensation	Earnings		Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)		($)		($)
Craig W. Best	2024	472,420	234,393	49,609	–	–	(2)	167,896	(3)	924,318
Former Chief Executive Officer	2023	472,420	–	223,175	61,950	6,996		162,532		927,073
	2022	460,000	–	217,333	144,900	–		169,907		992,140

Thomas P. Tulaney	2024	335,000	83,750	25,107	–			37,493	(4)	481,350
President	2023	335,000	–	113,051	46,900	117,495	(2)	32,943		645,389
	2022	325,000	–	109,648	93,844	117,494		34,856		680,842

Neal D. Koplin	2024	295,800	73,950	22,165	–	52,261	(2)	35,117	(5)	479,293
Senior Executive Vice President	2023	295,800	–	99,811	28,841	76,228		36,886		537,566
and Chief Banking Officer	2022	290,000	–	97,825	78,300	73,978		30,628		570,731

Timothy H. Kirtley	2024	265,000	66,250	19,868	–	23,784	(2)	22,991	(6)	397,893
Executive Vice President,	2023	255,000	–	86,125	41,119	28,626		23,570		434,440
Chief Risk Officer and Corporate Secretary	2022	250,000	–	84,425	67,500	20,914		20,312		443,151

John R. Anderson III	2024	270,000	67,500	20,231	–	30,503	(2)	25,265	(7)	413,499
Executive Vice President and	2023	260,000	–	87,749	32,175	45,505		26,426		451,855
Former Chief Financial Officer	2022	250,000	–	84,425	67,500	29,191		24,992		456,108

(1)	The entries in the stock awards column reflect the grant date fair value of awards of time-vested restricted stock and performance-vested restricted stock units, as calculated for financial statement reporting purposes in accordance with Accounting Standards Codification (ASC) No. 718, Compensation—Stock Compensation. See Notes 1 and 17 of the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2024 for a discussion of the relevant assumptions used to determine the valuation of our stock awards for accounting purposes. The value of the performance-vested restricted stock units at the grant date assumes that the maximum level of performance conditions will be achieved.
(2)	Change in pension value in 2024 was negative $1,510 for Mr. Best and negative $3,685 for Mr. Anderson under the Penseco Employees’ Pension Plan, was negative $155,683 for Mr. Tulaney under his supplemental executive retirement plan, and was positive $52,261, $23,784 and $34,188 for Messrs. Koplin, Kirtley and Anderson, respectively, under their supplemental executive retirement plans.
(3)	For 2024, includes $25,426 contribution to the Excess Benefit Plan; $26,000 matching contribution to the Executive Deferred Compensation Plan No. 1; $80,000 contribution to Deferred Compensation Plan No. 2; country club memberships $6,062; automobile allowance $7,583; 401(k) safe harbor contribution of $10,350; 401(k) match $10,319; $1,000 holiday bonus; and life insurance $1,156.
(4)	For 2024, includes country club membership $13,891; automobile allowance $3,332; 401(k) safe harbor $10,350; 401(k) match $8,920; and $1,000 holiday bonus.
(5)	For 2024, includes country club membership $12,750; automobile allowance $2,724; 401(k) safe harbor $9,769; 401(k) match $8,874; and $1,000 holiday bonus.
(6)	For 2024, includes country club membership $4,853; 401(k) safe harbor $9,201; 401(k) match $7,937; and $1,000 holiday bonus.
(7)	For 2024, includes country club membership $7,100; 401(k) safe harbor $9,080; 401(k) match $8,085; and $1,000 holiday bonus.

Grants of Plan-Based Awards

The following table provides information concerning grants of plan-based awards made to our named executive officers during the year ended December 31, 2024.

		All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Grant Date	Stock (#)	Awards ($)(1)
Craig W. Best	2/21/2024	1,231	49,609

Thomas P. Tulaney	2/21/2024	623	25,107

Neal D. Koplin	2/21/2024	550	22,165

Timothy H. Kirtley	2/21/2024	493	19,868

John R Anderson	2/21/2024	502	20,231

(1)	Grant date values based on the closing price of $40.30 per share of our common stock on the grant date of February 21, 2024.

The table above includes the number of time-vested restricted stock awards issued under the 2023 Equity Incentive Plan.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

With respect to the discretionary cash bonuses, our compensation committee approved bonuses equal to 25 percent of base salary for Mr. Tulaney, Mr. Koplin, Mr. Kirtley and Mr. Anderson. Mr. Best resigned as our chief executive officer as of December 31, 2024, and our compensation committee approved a special discretionary bonus for Mr. Best in recognition of his efforts in connection with the FNCB merger and integration.

With respect to the equity awards, the compensation committee approved time-vested restricted stock, which vests ratably over three years subject to the executive officer’s continued employment by us.

We are a party to employment agreements with certain of our named executive officers, which are described in the following sections. These employment agreements control many aspects of the compensation of our named executive officers.

Craig W. Best Employment Agreement

We have been a party to an amended and restated employment agreement with our former chief executive officer, Craig W. Best, dated January 3, 2011, as amended as of December 31, 2015 (the “Best Employment Agreement”).

The Best Employment Agreement provides for an annual base salary, which is subject to annual review by the compensation committee. In 2024, Mr. Best’s annual base salary remained the same at $472,420.

The Best Employment Agreement also provided that Mr. Best was eligible to:

●	receive an annual cash incentive payment equal to a percentage of his base salary, which percentage will be determined by the compensation committee from time to time;

●	participate in certain deferred compensation plans maintained by the Company; and

●	participate in our long-term incentive equity-based compensation plans.

Under the Best Employment Agreement, the Company agreed to purchase and maintain a bank owned life insurance (“BOLI”) policy on the life of Mr. Best. Any death benefit payable under the policy is payable to the Company, subject to a split-dollar arrangement that provided if Mr. Best had died in active service to the Company, the Company would have paid his estate a portion of the death benefit. In addition, the Best Employment Agreement provided that Mr. Best would be eligible for Company-paid term-life insurance coverage with a death benefit of not less than two times Mr. Best’s base salary, as in effect from time to time, a portion of which may be satisfied by the Company’s group term life insurance. The Company also agreed to provide Mr. Best with the use of an automobile, along with reasonable insurance and maintenance costs, as well as reimbursement for country and dining club memberships and reasonable business expenses.

The Best Employment Agreement contained customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason, Mr. Best agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the Best Employment Agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor in a competing business.

Craig W. Best Separation Agreement

On October 25, 2024, the Company and the Bank entered into a Separation Agreement with Craig W. Best, our former director and chief executive officer (the “Separation Agreement”). As contemplated by his Separation Agreement, Mr. Best resigned from his positions as chief executive officer and director of the Company and the Bank effective as of December 31, 2024.

The Separation Agreement provides that Mr. Best will receive, in addition to his accrued compensation and other benefits through his termination date, severance in an aggregate amount of $1,190,073, payable in substantially equal monthly installments over a 24-month period, the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of up to 24 months following termination, and up to $30,000 in outplacement assistance. Pursuant to the Separation Agreement, Mr. Best agreed to a release of any claims against the Company and the Bank.

Thomas P. Tulaney Employment Agreement

We are party to an employment agreement with our President and Chief Operating Officer, Thomas P. Tulaney, dated May 30, 2012 (the “Tulaney Employment Agreement”) that automatically renews annually unless either party terminates the agreement earlier in accordance with the provisions of the Tulaney Employment Agreement.

The Tulaney Employment Agreement provides for an annual base salary, which is subject to annual review by the compensation committee. In 2024, Mr. Tulaney’s annual base salary remained the same at $335,000. In the event of an across-the-board salary reduction affecting all of the Company’s management employees, we may decrease Mr. Tulaney’s base salary. The Tulaney Employment Agreement also provides that Mr. Tulaney will be eligible to:

●	receive an annual cash incentive payment targeted at 35 percent of his base salary with the actual payment based on achievement of corporate and individual performance goals, as determined by the compensation committee from time to time;

●	participate in his SERP arrangement; and

●	participate in our long-term incentive equity-based compensation plans.

The Tulaney Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason other than in connection with a change of control (in which case the applicable period is 24 months), Mr. Tulaney has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor, or otherwise engage, in a competing business.

Neal D. Koplin Employment Agreement

We are party to an employment agreement dated August 27, 2014, with Neal D. Koplin, our Senior Executive Vice President and Chief Banking Officer (the “Koplin Employment Agreement”) that automatically renews annually unless either party terminates the agreement earlier in accordance with the provisions of the Koplin Employment Agreement.

In 2024, Mr. Koplin’s annual base salary remained the same at $295,800. The Koplin Employment Agreement also provides that Mr. Koplin will be eligible to:

●	receive an annual cash incentive payment targeted at 30 percent of his base salary, with the actual payment based on achievement of corporate and individual performance goals, as determined by the compensation committee from time to time;

●	participate in his SERP arrangement; and

●	participate in our long-term incentive equity-based compensation plans.

The Koplin Employment Agreement contains customary confidentiality and non-solicitation provisions. For a period of 12 months following termination of employment for any reason other than in connection with a change of control (in which case the applicable period is 36 months), Mr. Koplin has agreed that he will not solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement), and will not recruit employees of the Bank or Company for a competing business.

The Company also agreed to provide Mr. Koplin with a monthly automobile allowance, currently satisfied by the Company’s providing Mr. Koplin use of a Company-owned automobile, as well as reimbursement for a country club membership and reasonable business expenses.

Timothy H. Kirtley Employment Agreement

We are party to an employment agreement dated September 30, 2016 with Timothy H. Kirtley, our Executive Vice President, Chief Risk Officer and Corporate Secretary, which was amended as of December 5, 2017 and May 8, 2020 (as amended, the “Kirtley Employment Agreement”). The Kirtley Employment Agreement is automatically renewed on annual basis date for an annual renewal term unless either party provides notice of non-renewal in accordance with the provisions of the Kirtley Employment Agreement.

The Kirtley Employment Agreement provides for an annual base salary, which is subject to annual review by the compensation committee. In 2024, Mr. Kirtley’s annual base salary increased from $255,000 to $265,000. The Kirtley Employment Agreement also provides that Mr. Kirtley will be eligible to receive an annual cash incentive payment targeted at 30 percent of his base salary, with the actual payment based on achievement of corporate and individual performance goals, as determined by the compensation committee from time to time.

The Kirtley Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason other than in connection with a change of control (in which case the applicable period is 24 months), Mr. Kirtley has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor, or otherwise engage, in a competing business.

John R. Anderson III Severance Agreement

On September 27, 2023, the compensation committee approved an amended and restated severance agreement with Mr. Anderson. Mr. Anderson’s severance agreement provides him with certain severance benefits in the event that he is terminated without cause or resigns for good reason (each as defined in the severance agreement). In the event of such a termination, Mr. Anderson will be entitled to receive, for a period of 12 months following such termination, monthly payments equal to the sum of 1/12th of Mr. Anderson’s base salary at the time of termination plus 1/12th of the average annual bonus paid to Mr. Anderson in the 3 fiscal years ending before his date of termination, monthly COBRA continuation premium payments for up to 12 months and up to $20,000 for executive outplacement assistance. If Mr. Anderson is terminated without cause or resigns for good reason within 24 months following a change of control or within 24 months of the closing date of the proposed FNCB merger, Mr. Anderson will be entitled to receive, in lieu of any other severance benefits, for a period of 24 months following such termination, monthly payments equal to the sum of 1/12th of Mr. Anderson’s base salary at the time of termination plus 1/12th of the average annual bonus paid to Mr. Anderson in the 3 fiscal years ending before his date of termination, COBRA continuation premium payments for up to 18 months and up to $20,000 for executive outplacement assistance. Payment of severance under the severance agreement is contingent upon Mr. Anderson’s execution and delivery of a release of claims against the Company.

Outstanding Equity Awards at Fiscal Year

The following table sets forth information concerning equity awards outstanding as of December 31, 2024.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Craig W. Best(1)	–	–	–	–

Thomas P. Tulaney(2)	1,175	60,137	1,342	68,684

Neal D. Koplin(3)	1,040	53,227	1,184	60,597

Timothy H. Kirtley(4)	916	46,881	1,022	52,306

John R. Anderson III(5)	930	47,597	1,042	53,330

(1)	Mr. Best resigned as of December 31, 2024, and all of his unvested restricted time equity awards and performance-vested restricted stock units (other than those that vested as of December 31, 2024) were forfeited as of December 31, 2024.

(2)	Mr. Tulaney’s outstanding equity awards consist of 169 shares of restricted stock, subject to vesting in one annual installment on March 11, 2025; 383 shares of restricted stock, subject to vesting in two annual installments on March 11, 2025 and 2026; 623 shares of restricted stock, subject to vesting in three annual installments on March 11, 2025, 2026, and 2027; 1,342 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2025.

(3)	Mr. Koplin’s outstanding equity awards consist of 151 shares of restricted stock, subject to vesting in one annual installment on March 11, 2025; 339 shares of restricted stock, subject to vesting in two annual installments on March 11, 2025 and 2026; 550 shares of restricted stock, subject to vesting in three annual installments on March 11, 2025, 2026, and 2027; 1,184 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2025.

(4)	Mr. Kirtley’s outstanding equity awards consist of 131 shares of restricted stock, subject to vesting in one annual installment on March 11, 2025; 292 shares of restricted stock, subject to vesting in two annual installments on March 11, 2025 and 2026; 493 shares of restricted stock, subject to vesting in three annual installments on March 11, 2025, 2026, and 2027; 1,022 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2025.

(5)	Mr. Anderson’s outstanding equity awards consist of 131 shares of restricted stock, subject to vesting in one annual installment on March 11, 2025; 297 shares of restricted stock, subject to vesting in two annual installments on March 11, 2025, and 2026; 502 shares of restricted stock, subject to vesting in three annual installments on March 11, 2025, 2026, and 2027; 1,042 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2025.

(6)	These amounts reflect a portion of the unvested RSUs that may become vested based on the actual performance over the applicable performance periods. For purposes of calculating the amounts set forth in the table and based on performance through December 31, 2024, it is assumed that the RSUs will be earned at target; however, the number of shares actually earned will depend upon actual performance over the applicable performance periods.

(7)	Market value is based on a closing price of $51.18 per share of our common stock on December 31, 2024.

Stock Vested

The following table sets forth information concerning restricted stock that vested during the fiscal year ended December 31, 2024.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Craig W. Best	1,094	45,084 (1)
Thomas P. Tulaney	553	22,789 (2)
Neal D. Koplin	474	19,534 (3)
Timothy H. Kirtley	417	17,185 (4)
John R. Anderson III	420	17,308 (5)

(1)	Mr. Best’s vested shares consists of installments of time-vested restricted stock awards: 379 shares from his 2021 award, 337 shares from his 2022 award, and 378 shares from his 2023 award, all of which vested on March 11, 2024. The value of the vested shares is based on the closing price of $41.21 per share of our common stock on the vesting date.

(2)	Mr. Tulaney’s vested shares consists of installments of time-vested restricted stock awards: 191 shares from his 2021 award, 170 shares from his 2022 award, and 192 shares from his 2023 award, all of which vested on March 11, 2024. The value of the vested shares is based on the closing price of $41.21 per share of our common stock on the vesting date.

(3)	Mr. Koplin’s vested shares consists of installments of time-vested restricted stock awards: 153 shares from his 2021 award, 152 shares from his 2022 award, and 169 shares from his 2023 award, all of which vested on March 11, 2024. The value of the vested shares is based on the closing price of $41.21 per share of our common stock on the vesting date.

(4)	Mr. Kirtley’s vested shares consists of installments of time-vested restricted stock awards: 141 shares from his 2021 award, 130 shares from his 2022 award, and 146 shares from his 2023 award, all of which vested on March 11, 2024. The value of the vested shares is based on the closing price of $41.21 per share of our common stock on the vesting date.

(5)	Mr. Anderson’s vested shares consists of installments of time-vested restricted stock awards: 141 shares from his 2021 award, 130 shares from his 2022 award, and 149 shares from his 2023 award, all of which vested on March 11, 2024. The value of the vested shares is based on the closing price of $41.21 per share of our common stock on the vesting date.

The following table sets forth information concerning performance-vested restricted stock units that vested during the fiscal year ended December 31, 2024.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Craig W. Best	1,178	60,290
Thomas P. Tulaney	594	30,401
Neal D. Koplin	530	27,125
Timothy H. Kirtley	458	23,440
John R. Anderson III	458	23,440

(1)	Based on the closing price of $51.18 per share of our common stock on the vesting date, December 31, 2024.

Pension Benefits

The following table sets forth information concerning our plans that provide for payments or other benefits at, following, or in connection with, retirement for each of the named executive officers.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payment During Last Fiscal Year ($)
Craig W. Best	Penseco Employees’ Pension Plan	3	96,568	–
John R. Anderson III	Penseco Employees’ Pension Plan	18	65,137	–
Thomas P. Tulaney	Supplemental Executive Retirement Plan	13	1,453,096	–
Neal D. Koplin	Supplemental Executive Retirement Plan	8	500,542	–
Timothy H. Kirtley	Supplemental Executive Retirement Plan	3	73,323	–
John R. Anderson III	Supplemental Executive Retirement Plan	3	103,335	–

(1)	Represents the number of benefit years of service credited to the executive officer under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year. The Penseco Employees’ Pension Plan was frozen as of June 2008, and no additional years of services are being credited under such plan.
(2)	Reflects the actuarial present value of the named executive officer’s accumulated benefit under the plan(s), computed as of the same measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year.

The information in the foregoing table for Messrs. Best and Anderson includes information related to the Penseco Employees’ Pension Plan, a qualified defined benefit retirement plan. As of June 2008, no further benefits are being accrued in this plan. The plan provides for fixed benefits payable for life upon retirement at the age of 65, based on length of service and compensation levels as defined in the plan. The information in the table has been determined using interest rate and mortality rate assumptions consistent with those used in the preparation of the Company’s financial statements. Messrs. Best and Anderson participate in the Employees’ Pension Plan on the same basis as all other former Penseco employees who were participants as of June 2008, and receive only those benefits that are available to all such other employees.

Under his SERP arrangement, Mr. Tulaney is eligible to earn a benefit of $114,600 per year commencing upon his retirement at age 65 and continuing for twenty years. Mr. Tulaney may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Tulaney reaching age 65.

Under his SERP arrangement, Mr. Koplin is eligible to earn a benefit of $62,000 per year commencing upon his retirement at age 67 and continuing for fifteen years. Mr. Koplin may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Koplin reaching age 67.

Under his SERP arrangement, Mr. Kirtley is eligible to earn a benefit of $50,000 per year commencing upon his retirement at age 65 and continuing for ten years. Mr. Kirtley may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Kirtley reaching age 65.

Under his SERP arrangement, Mr. Anderson is eligible to earn a benefit of $50,000 per year commencing upon his retirement at age 65 and continuing for ten years. Mr. Anderson may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Anderson reaching age 65.

Nonqualified Deferred Compensation

The following table sets forth nonqualified deferred compensation contributions during the year ended December 31, 2024.

Name	Executive Contributions in 2024($)	Company Contributions in 2024($)	Aggregate Earnings in 2024($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2024($)
Craig W. Best	–	25,426 (1)	–	–	222,948
Craig W. Best	52,000	26,000 (2)	75,611 (3)	–	1,050,423
Craig W. Best	–	80,000 (4)	67,583 (5)	–	1,460,451

(1)	Represents Company accrued contributions for the 2024 plan year under the Excess Benefit Plan, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.
(2)	Represents Company matching contributions under the Executive Deferred Compensation Plan, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.
(3)	Represents earnings on balances in the Executive Deferred Compensation Plan No 1.
(4)	Represents Company contributions under the Deferred Compensation Plan No. 2, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.
(5)	Represents earnings on balances in the Deferred Compensation Plan No. 2.

Excess Benefit Plan. The company contribution set forth in the table above represents our contribution pursuant to the Excess Benefit Plan maintained for Mr. Best. The plan provided Mr. Best with benefits in an amount which is equivalent to the excess, if any, of the matching and ESOP contributions he would have been entitled to receive under the 401(k) Plan and ESOP if those plans were administered without regard to the limitations required by Section 401(a)(17) of the Internal Revenue Code and any regulations thereunder, over the amount he is entitled to receive under those plans for the applicable plan year. The Excess Benefit Plan is intended to be an unfunded excess benefit plan.

The benefit described above is to be computed as of the date of Mr. Best’s separation from service. The accrued benefit will become payable if Mr. Best separates from service for any reason.

Mr. Best will be entitled to receive, by virtue of his separation from service, a distribution in an aggregate amount equal to his accrued benefit. The actuarial equivalent of his accrued benefit will be distributed in a single lump sum payment within five days following the date that is six months after the date Mr. Best separated from service.

As of December 31, 2024, Mr. Best’s accrued benefit under the Excess Benefit Plan was $222,948.

Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan is an account-based deferred compensation arrangement that provided Mr. Best an opportunity to defer base salary and annual bonus compensation and required the Company to make matching contributions to Mr. Best’s account in an amount equal to 50 percent of Mr. Best’s deferrals, up to a maximum of six percent of Mr. Best’s salary and annual bonus for a given year. The Company may also contribute a discretionary contribution to Mr. Best’s account under the plan. Notional interest or earnings and losses, based on the investment returns under our 401(k) profit sharing plan, will also be credited. Given Mr. Best’s separation from service, distributions from the Executive Deferred Compensation Plan will be made in 2025.

Deferred Compensation Plan No. 2. The Deferred Compensation Plan No. 2 is an account-based deferred compensation arrangement contemplated by the amendment and restatement of Mr. Best’s employment agreement on January 3, 2011. Pursuant to the agreement, the Deferred Compensation Plan No. 2 provided Mr. Best an opportunity to defer base salary and bonus compensation and required the Company to make contributions to Mr. Best’s account in the amount of $61,375 on or around the time his employment agreement was amended and restated, followed by credits of $60,000 each August 1 beginning in 2011 and ending in 2014. The plan was amended August 31, 2014 and, as amended, required an annual contribution of $80,000 per year from 2015 through 2019 subject to Mr. Best’s continued employment. On January 30, 2020, a Second Amendment to the Amended and Restated Deferred Compensation Plan No. 2 was approved. The second amendment provided for a contribution of $80,000 each August 1 from 2020 through 2024, each conditioned on Mr. Best’s continued employment through the applicable date. Notional interest is credited to such deferred amounts. Given Mr. Best’s separation from service, his account will begin to be distributed in 2025. The second amendment provides that with respect to the benefit attributable to contributions accrued on August 1, 2020 and thereafter, subject to the other terms and conditions of the plan, such benefit will be paid in a lump sum within forty-five (45) days following Mr. Best’s separation from service. With respect to the benefit attributable to contributions accrued through August 1, 2019, such benefit will be paid in one hundred twenty (120) consecutive monthly installments.

Potential Post-Termination Benefits

Payments Made Upon Termination of Employment. The following chart summarizes the total benefits payable to the named executive officers upon a termination of employment, assuming that the termination occurred on December 31, 2024 and based on a closing price of $51.18 per share of our common stock on December 31, 2024:

	Termination	Termination for	Termination After a
Name	Without “Cause”	“Good Reason”	Change in Control
Craig W. Best	$4,007,721	$4,007,721	$4,007,721
Thomas P. Tulaney	$2,742,201	$2,742,201	$3,255,872
Neal D. Koplin	$943,395	–	$1,709,522
Timothy H. Kirtley	$460,242	$369,372	$1,132,077
John R. Anderson III	$503,017	$376,447	$1,194,506

Payments Made Upon Termination for Cause. Under the employment agreements with Mr. Tulaney, Mr. Koplin and Mr. Kirtley, we may terminate their employment for cause (as defined in the agreement) at any time. Mr. Best’s employment agreement included similar provisions. Mr. Anderson is an at-will employee without an employment agreement, although he does have severance agreement (which is described above) that would apply in certain circumstances other than a for cause termination by the Company. If any of the named executive officers is terminated for cause, he will receive only accrued compensation and vested benefits through his termination date.

Payments Made Upon Termination Without Cause or For Good Reason. Craig W. Best – Mr. Best entered into his Separation Agreement on October 25, 2024 and resigned as of December 31, 2024. Under the Separation Agreement, upon termination Mr. Best was entitled to receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to $1,190,073, and up to $30,000 in outplacement assistance, if applicable. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of up to 24 months following termination, or until Mr. Best becomes eligible for other group health plan insurance if sooner. Based on Mr. Best’s termination as of December 31, 2024, in addition to the cash severance payment, outplacement and health insurance (valued at $53,826) due under his Separation Agreement, Mr. Best would have received payment of accrued benefits of $222,948 under the Excess Benefit Plan, $1,050,423 under the Executive Deferred Compensation Plan and $1,460,451 under Deferred Compensation Plan No. 2. Payment of severance benefits under the Separation Agreement was contingent upon Mr. Best’s execution and delivery of a release agreement to the Company and the Bank.

Thomas P. Tulaney – Pursuant to the terms of his employment agreement, upon termination by the Company without cause (as defined in his employment agreement) or voluntary termination by Mr. Tulaney with good reason (as defined in his employment agreement), he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 12 months of payments based upon base salary and average annual incentive and bonus payments. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 18 months following termination. If the Company terminated Mr. Tulaney’s employment without cause or he resigned with good reason on December 31, 2024, the cash severance payment due under his employment agreement (based solely on Mr. Tulaney’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $409,831. In addition, Mr. Tulaney would have received payment of health insurance premiums valued at $40,369 and, upon termination by the Company without cause or any voluntary termination by Mr. Tulaney (including for good reason), $114,600 per year, payable in monthly installments for twenty years, under his SERP. The Tulaney Employment Agreement provides that payment of severance is contingent upon Mr. Tulaney’s execution and delivery of a release agreement to the Company and the Bank.

Neal D. Koplin – Pursuant to the terms of his employment agreement, upon termination by the Company without cause (as defined in his employment agreement), we are obligated to, among other things, make monthly payments to Mr. Koplin for one (1) year following the termination equal to 1/12th of Mr. Koplin’s base salary at the time of termination. If the company terminated Mr. Koplin’s employment without cause on December 31, 2024, the cash severance payment due under his employment agreement (based solely on Mr. Koplin’s then current base salary, without regard to future base salary adjustments) would have been $295,800. Payment of severance under the Koplin Employment Agreement is contingent upon Mr. Koplin’s execution and delivery of a release agreement to the Company and the Bank. In addition, upon termination by the Company without cause, Mr. Koplin would have received $43,173 per year, payable in monthly installments for fifteen years, under his SERP.

Timothy H. Kirtley – Pursuant to the terms of his employment agreement, upon termination by the Company without cause (as defined in his employment agreement) or voluntary termination by Mr. Kirtley with good reason (as defined in his employment agreement), he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 12 months of payments based upon base salary and average annual incentive and bonus payments. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 18 months following termination. If the Company terminated Mr. Kirtley’s employment without cause or he resigned with good reason on December 31, 2024, the cash severance payment due under his employment agreement (based solely on Mr. Kirtley’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $323,290. In addition, Mr. Kirtley would have received payment of health insurance premiums valued at $46,083. Payment of severance under the Kirtley Employment Agreement is contingent upon Mr. Kirtley’s execution and delivery of a release agreement to the Company and the Bank. In addition, upon termination by the Company without cause, Mr. Kirtley would have received $9,087 per year, payable in monthly installments for ten years, under his SERP.

John R. Anderson III – Pursuant to the terms of his severance agreement, upon termination by the Company without cause (as defined in his severance agreement) or voluntary termination by Mr. Anderson with good reason (as defined in his severance agreement), Mr. Anderson will be entitled to receive, for a period of 12 months following such termination, monthly payments equal to the sum of 1/12th of Mr. Anderson’s base salary at the time of termination plus 1/12th of the average annual bonus paid to Mr. Anderson in the 3 fiscal years ending before his date of termination, monthly COBRA continuation premium payments for up to 12 months and up to $20,000 for executive outplacement assistance. If the Company terminated Mr. Anderson’s employment without cause or he resigned with good reason on December 31, 2024, the cash severance payment due under his severance agreement (based solely on Mr. Anderson’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $325,725, the COBRA premiums valued at $30,722 and outplacement benefits of up to $20,000. In lieu of the foregoing benefits, if Mr. Anderson is terminated without cause or resigns for good reason within 24 months of the closing date of the FNCB merger, Mr. Anderson will be entitled to receive, for a period of 24 months following such termination, monthly payments equal to the sum of 1/12th of Mr. Anderson’s base salary at the time of termination plus 1/12th of the average annual bonus paid to Mr. Anderson in the 3 fiscal years ending before his date of termination, COBRA continuation premium payments for up to 18 months and up to $20,000 for executive outplacement assistance. In addition, upon termination by the Company without cause, Mr. Anderson would have received $12,657 per year, payable in monthly installments for ten years, under his SERP.

Payments Made Upon Disability or Death. The employment agreements with Messrs. Tulaney, Koplin and Kirtley provide that, upon termination due to the executive’s death or disability, he will receive only accrued compensation and vested benefits through his termination date. Likewise, upon a termination due to Mr. Anderson’s death or disability, he will receive only accrued compensation and vested benefits through his termination date. Payments to Mr. Best are governed by his Separation Agreement.

If Mr. Tulaney’s employment terminated December 31, 2024 due to his death or disability, under his SERP he would be entitled to receive $114,600 per year, payable in monthly installments for twenty years. In addition, he would have received accelerated vesting of $21,700 or $60,137 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $45,755 in RSUs if terminated due to death. If terminated due to death at December 31, 2024, Mr. Tulaney’s estate would have been entitled to $100,000 in life insurance benefits under a BOLI split-dollar arrangement, in addition to any benefit under the group life insurance plan maintained for employees generally.

If Mr. Koplin’s employment terminated December 31, 2024 due to his death or disability, under his SERP he would be entitled to receive, respectively, $62,000 per year or $43,173 per year, in either case payable in monthly installments for fifteen years. In addition, he would have received accelerated vesting of $19,295 or $53,227 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $40,381 in RSUs if terminated due to death.

If Mr. Kirtley’s employment terminated December 31, 2024 due to his death or disability, under his SERP he would be entitled to receive, respectively, $50,000 per year or $9,087 per year, in either case payable in monthly installments for ten years. If Mr. Kirtley’s employment terminated December 31, 2024 he would have received accelerated vesting of $16,889 or $46,881 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $34,854 in RSUs if terminated due to death.

If Mr. Anderson’s employment terminated December 31, 2024 due to his death or disability, under his SERP he would be entitled to receive, respectively, $50,000 per year or $12,657 per year, in either case payable in monthly installments for ten years. If Mr. Anderson’s employment terminated December 31, 2024 he would have received accelerated vesting of $17,094 or $47,597 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $35,519 in RSUs if terminated due to death.

Payments Made Upon a Change in Control. In accordance with the terms of their employment, separation or severance agreements, as applicable, our named executive officers are entitled to the following payments upon termination in connection with a change of control:

Craig W. Best – As noted above, payments to Mr. Best are governed by his Separation Agreement. Upon his termination, he will receive previously accrued compensation and benefits, along with a severance payment equal to $1,190,073, and up to $30,000 in outplacement assistance, if applicable. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of up to 24 months following termination, or until Mr. Best becomes eligible for other group health plan insurance if sooner. Based on Mr. Best’s termination as of December 31, 2024, in addition to the cash severance payment, outplacement and health insurance (valued at $53,826) due under his Separation Agreement, Mr. Best would have received payment of accrued benefits of $222,948 under the Excess Benefit Plan, $1,050,423 under the Executive Deferred Compensation Plan and $1,460,451 under Deferred Compensation Plan No. 2. Payment of severance under the Separation Agreement was contingent upon Mr. Best’s execution and delivery of a release agreement to the Company and the Bank.

Thomas P. Tulaney – Pursuant to the terms of his employment agreement, if we terminate Mr. Tulaney without cause or Mr. Tulaney terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of average annual incentive and bonus payments. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of 24 months following termination. If Mr. Tulaney was terminated without cause or resigned for good reason on December 31, 2024 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Tulaney’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $819,663. In addition, Mr. Tulaney would have received payment of health insurance premiums valued at $53,826, accelerated vesting of $21,700 in restricted stock and accelerated vesting of $68,684 in RSUs, and $114,600 per year, payable in monthly installments for twenty years, under his SERP. For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2024, it is assumed that RSUs would be earned at target.

Neal D. Koplin – In the event that Mr. Koplin is terminated within 24 months following a change of control (as defined in his employment agreement) or resigns for good reason (as defined in his employment agreement), he will be entitled to the salary payments described above for a period of three (3) years following termination (in lieu of one (1) year). Payment of severance under the Koplin Employment Agreement is in each case contingent upon Mr. Koplin’s execution and delivery of a release agreement to the Company and the Bank. If Mr. Koplin was terminated without cause or resigned for good reason on December 31, 2024 following a change in control, the cash severance due to Mr. Koplin under his employment agreement would have been $887,400. In addition, Mr. Koplin would have received accelerated vesting of $19,295 in restricted stock and accelerated vesting of $60,597 in RSUs, and $55,661 per year, payable in monthly installments for fifteen years, under his SERP. For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2024, it is assumed that RSUs would be earned at target.

Timothy H. Kirtley – Pursuant to the terms of his employment agreement, if we terminate Mr. Kirtley without cause or Mr. Kirtley terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of average annual incentive and bonus payments. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of 18 months following termination. If Mr. Kirtley was terminated without cause or resigned for good reason on December 31, 2024 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Kirtley’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $646,579. In addition, Mr. Kirtley would have received payment of health insurance premiums valued at $46,083, accelerated vesting of $16,889 in restricted stock and accelerated vesting of $52,306 in RSUs, and $37,022 per year, payable in monthly installments for ten years, under his SERP. For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2024, it is assumed that RSUs would be earned at target.

John R. Anderson III – Pursuant to the terms of his severance agreement, if we terminate Mr. Anderson without cause or Mr. Anderson terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of average annual bonus payments paid in the 3 fiscal years ending before his date of termination. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of 18 months following termination and pay and up to $20,000 for executive outplacement assistance. If Mr. Anderson was terminated without cause or resigned for good reason on December 31, 2024 following a change in control, the cash severance payment due under his severance agreement (based solely on Mr. Anderson’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $651,450. In addition, Mr. Anderson would have received payment of health insurance premiums valued at $46,083, accelerated vesting of $17,094 in restricted stock and accelerated vesting of $53,330 in RSUs, and $40,655 per year, payable in monthly installments for ten years, under his SERP, and up to $20,000 in outplacement assistance. For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2024, it is assumed that RSUs would be earned at target.

Pay Ratio Disclosure

We identified our median employee as of December 31, 2024, using our entire employee population, other than our principal executive officer, and the total base salary or wages, plus bonus, earned by those employees during the 2024 calendar year. We calculated the total compensation of our median employee in the same manner that the total compensation of our principal executive officer is calculated in the summary compensation table, although the median employee’s total compensation consisted solely of salary, bonus and contributions to our ESOP and 401(k) profit sharing plan. Based on this methodology, the 2024 total compensation of our median employee was $53,587. The 2024 total compensation of our principal executive officer was $924,318 and the ratio of the median employee’s total compensation to our principal executive officer’s total compensation for 2024 was 1:17.2.

Pay Versus Performance Disclosure

The table below shows the following information for the past five fiscal years: (i) “total” compensation for our named executive officers (“NEOs”) for purposes of the “Summary compensation table”; (ii) the “Compensation actually paid” to named executive officers (calculated using rules required by the SEC); (iii) our total shareholder return (“TSR”); (iv) the TSR of the S&P U.S. BMI Banks Index; (v) our net income; and (vi) our return on average tangible common equity. “Compensation actually paid” does not represent the value of cash and shares of the Company’s common stock received by named executive officers during the year, but rather is an amount calculated under SEC rules and includes, among other things, year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, “Compensation actually paid” amounts below differ from compensation actually received by the individuals.

Year	“Summary compensation table” total for CEO(1)	Compensation actually paid to CEO(2)	Average “Summary compensation table” total for other NEOs(1)	Average compensation actually paid to other NEOs(2)	Company TSR(3)	Peer group TSR(3)	Net income (in thousands)	Return on average tangible common equity(4)
2024	$924,318	$710,087	$443,009	$390,799	121.93	143.68	$8.498	2.63%
2023	$927,073	$894,021	$517,313	$490,183	110.97	107.32	$27,380	10.30%
2022	$992,140	$1,002,424	$537,708	$529,093	113.83	98.38	$38,090	14.80%
2021	$1,009,089	$1,201,076	$587,389	$622,866	112.19	118.61	$43,519	12.94%
2020	$979,298	$941,198	$511,529	$517,386	75.70	87.24	$29,354	14.80%

(1)	The CEO for each year reported was Craig W. Best. The other named executive officers, or NEOs, for each year reported were: Thomas P. Tulaney, Neal D. Koplin, Timothy H. Kirtley and John R. Anderson III.
(2)	SEC rules require certain adjustments be made to the “Summary compensation table” totals to determine “compensation actually paid” as reported in the “Pay versus performance table” above. The following table details the applicable adjustments that were made to determine “compensation actually paid” (all amounts are averages for the named executive officers other than the CEO):

Year	Executive(s)	“Summary compensation table” total	Deduct change in pension value	Add pension services costs	Deduct stock awards	Add year- end value of unvested equity awards granted in year	Change in value of unvested equity awards granted in prior years	Change in value of equity awards granted in prior years which vested in year	Deduct value of equity awards granted in prior years that failed to vest	Add dividends
2024	CEO	$924,318	–	–	$(49,609)	$63,003	$72,280	$(5,273)	$(299,408)	$4,776
	Other NEOs	$443,009	$(26,637)	$(38,302)	$(21,843)	$27,740	$31,760	$(2,226)	$(24,788)	$2,086
2023	CEO	$927,073	$(6,996)	–	$(223,175)	$248,711	$(14,394)	$(15,868)	$(24,883)	$3,553
	Other NEOs	$517,313	$(66,964)	$50,329	$(96,684)	$107,737	$(6,206)	$(6,569)	$(10,290)	$1,518
2022	CEO	$992,140	–	–	$(217,333)	$235,405	$(4,312)	$(6,823)	–	$3,347
	Other NEOs	$537,708	$(60,394)	$47,076	$(94,081)	$101,904	$(1,778)	$(2,734)	–	$1,393
2021	CEO	$1,009,089	–	–	$(217,311)	$269,351	$73,039	$63,721	–	$3,187
	Other NEOs	$587,389	$(111,305)	$70,743	$(89,845)	$111,360	$29,005	$24,260	–	$1,258
2020	CEO	$979,298	$(20,310)	–	$(207,701)	$237,686	$(62,229)	$48,255	$(36,604)	$2,802
	Other NEOs	$511,529	$(55,588)	$70,743	$(82,707)	$94,647	$(23,185)	$10,956	$(10,007)	$998

(3)	TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2019. The peer group TSR represents TSR of the S&P U.S. BMI Banks Index.
(4)	Return on average tangible common equity (ROATCE), a non-GAAP measure, is equal to net income divided by the difference of average stockholders’ equity minus average intangible assets.

The charts below describe the relationships between “compensation actually paid” to our named executive officers (NEOs), our total shareholder return (TSR), our net income and our return on average tangible common equity (ROATCE) for the last five completed fiscal years.

Company’s Most Important Financial Performance Measures

The following were the most important financial performance measures, as determined by the Company, that link compensation actually paid to our CEO and other NEOs to the Company’s performance for the most recently completed fiscal year.

Earnings per share (EPS) growth	Asset growth
Revenue growth	Ratio of non-performing assets to average
Expense to asset ratio	loans plus other real estate owned
Loan growth	Ratio of net charge-offs to average loans
Deposit growth

Each of these financial performance measures has been used in our incentive programs to determine the level of payout. Due to the pendency of the FNCB merger during the first half of 2024, however, the committee did not set specific performance goals for 2024, but relied on the provisions of the Cash Incentive Plan which allow the committee to award cash bonuses at such times and in such amounts as determined by the committee in its discretion from time to time.

2024 Director Compensation

The following table sets forth information concerning the compensation received by individuals who served as directors of the Company during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
William E. Aubrey II	77,508	14,412	152	92,072
Sandra L. Bodnyk	63,012	14,412	409	77,833
William G. Bracey	26,502	7,206	–	33,708
Joseph Coccia	23,002	7,206	–	30,208
William P. Conaboy, Esq.	26,502	7,206	–	33,708
Joseph L. DeNaples, Esq.	28,502	7,206	–	35,708
Louis A. DeNaples, Sr.	25,502	7,206	–	32,708
Keith W. Eckel	29,502	7,206	–	36,708
Ronald G. Kukuchka	57,012	14,412	407	71,831
Kathleen McCarthy Lambert, CPA	29,002	7,206	–	36,208
Richard S. Lochen, Jr., CPA	69,014	14,412	138	83,564
Thomas J. Melone, CPA	33,004	7,206	–	40,210
James B. Nicholas	58,512	14,412	–	72,924
Elisa Zúñiga Ramirez	51,012	14,412	–	65,424
Joseph T. Wright, Jr.	65,508	14,412	360	80,280

(1)	The entries in the stock awards column reflect the aggregate grant date fair value of awards of restricted stock and time-vested restricted stock, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. See Notes 1 and 17 of the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2024 for a discussion of the relevant assumptions used to determine the valuation of our stock awards for accounting purposes. Each non-employee legacy Peoples Financial Services Corp. director serving as of December 31, 2024 received an award of 280 shares of restricted stock on January 31, 2025, which was fully vested upon grant. Each non-employee legacy FNCB Bancorp. director serving as of December 31, 2024 received an award of 140 shares of restricted stock on January 31, 2025, which was fully vested upon grant. Grant date values based on the closing price of $50.79 per share of our common stock on the grant date of January 31, 2025.
(2)	All other amounts reflect 2024 imputed income on supplemental life insurance split-dollar arrangements.

Mssrs. Bracey, Coccia, Conaboy, Louis A. DeNaples, Sr., Joseph L. DeNaples, Eckel and Melone, and Mrs. Lambert were appointed to the Company’s board of directors upon closing of the FNCB merger on July 1, 2024.

Each non-employee director receives $2,000 for attendance at each meeting of the board of the Company or the Bank, $500 for each committee meeting, and $300 each for certain advisory meetings. All non-employee directors receive a cash retainer of $20,000 per year. In addition, all non-employee directors receive an annual stock award having a target value of $15,000, based on the average closing price of our common stock during the month of December. The Chairman of the Board receives a retainer of $40,000 per year, and the Audit Committee Chairman receives an additional $417 per month; the Compensation Committee Chairman receives an additional $292 per month; the Nominating and Corporate Governance Committee Chairman receives an additional $250 per month; the Chair of the Bank’s Trust Committee receives an additional $209 per month; the Chair of the Bank’s Asset Liability Management Committee receives an additional $209 per month; the Chair of the Bank’s Asset Quality/Credit Committee receives an additional $209 per month; the Chair of the Information Technology Committee receives an additional $209 per month and the Chair of the ESG Committee receives an additional $209 per month.

We maintain a director supplemental life insurance plan. All directors are eligible for the life insurance benefit, subject to medical underwriting acceptance. The plan currently insures five directors. The director life insurance benefit of up to $100,000 per participating director is provided through a single premium bank-owned life insurance, or “BOLI,” program, among other reasons, because BOLI is a cost-effective way of providing the benefits. The eligible participating directors are not required to pay any premiums on the life insurance policy, but have the imputed value of the insurance coverage included in their taxable income.

Certain Relationships and Related Transactions

The Bank has made, and expects to continue to make, loans in the future to our directors and executive officers and their family members, and to firms, corporations, and other entities in which they and their family members maintain interests. All such loans require the prior approval of our board of directors. None of such loans are, as of the date of this proxy statement, or were at December 31, 2024, nonaccrual, past due, restructured or potential problems, and all of such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

Except for loan transactions and deposits with the Bank, there were no transactions since the beginning of our last fiscal year, and there are no currently proposed transactions, in which we were or are to be a participant, the amount involved exceeds $120,000, and in which any related person who is also an executive officer had or will have a direct or indirect material interest.

The Bank has a formal process with respect to the review and approval of loans extended by it to related persons. In accordance with these procedures, all transactions with related persons must be approved or ratified by disinterested members of board of directors. All loans and commitments to lend included in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms as those prevailing at the time for comparable transactions with other persons not related to the Bank and do not involve more than the normal risk of collection or present other unfavorable features.

Our code of business conduct and ethics, audit committee charter, and loan policy and procedures related to the approval of loans set forth our policies and procedures for the review, approval, or ratification of any transactions with related persons. Any transaction that involves the purchase from, sale to, or joint ownership with, a related person, of an interest in real or personal property must receive any required approvals of regulatory authorities confirming that the terms of such transactions are fair to, and in the best interests of the Company or the Bank; be supported by an independent appraisal not prepared by a related person or an employee of the Company or the Bank; and be approved in advance by a resolution duly adopted, with full disclosure, by our audit committee. Any extension of credit to a related person must be approved in advance by a resolution duly adopted after full disclosure by a majority of the entire board of directors of the Bank, with each interested director abstaining from participating, directly or indirectly, in the vote. All other transactions not expressly described in our code of conduct and ethics, in which any related person will have a direct or indirect material interest, are subject to review and approval by our audit committee.

Compensation Committee Interlocks and Insider Participation

During 2024, directors Aubrey, Bodnyk, Bracey, Conaboy, J. DeNaples, Kukuchka, Lochen, Melone, Nicholas and Wright served as members of our compensation committee. Except for Mr. Lochen, who served as an executive officer of the Company from 2006 until 2010, no member of the compensation committee has ever served as an officer or employee of the Company or its subsidiaries. During 2024, there were no compensation committee interlocks between the Company or its subsidiaries and any other entity involving the Company or its subsidiaries or any such entity’s executive officers or directors.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers. Our Code of Business Conduct and Ethics constitutes a “code of ethics” under the rules of the Exchange Act and is available via our website, ir.psbt.com, at the “Corporate Info – Governance Documents” page.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the SEC. Officers, directors and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 2024, each of the Company’s officers, directors, and greater than ten-percent holders complied with all Section 16(a) filing requirements applicable to him or her except as follows: Mr. Kukuchka, Mr. Best, Mr. Tulaney, Mr. Koplin, Mr. Anderson, Mr. Kirtley, Ms. Hubble, Mr. Drobins and Ms. Vieney each filed one late Form 4, reporting one transaction on an untimely basis, and Ms. Vieney filed one late Form 3.

Equity Compensation Plan Information

The table below sets forth information with respect to compensation plans under which equity securities of the Company were authorized for issuance as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders: (1)	29,636 (2)	N/A (3)	91,865 (4)
Equity compensation plans not approved by security holders: None	–	N/A	–
Total	29,636 (2)	N/A	91,865 (4)

(1)	These plans are the Company’s 2023 Equity Incentive Plan and 2017 Equity Incentive Plan, as well as the FNCB Bancorp, Inc. 2023 Equity Incentive Plan, the outstanding awards under which were assumed by the Company in the FNCB merger. The 2023 Equity Incentive Plan replaced the 2017 Equity Incentive Plan and no further awards will be made under the 2017 Equity Incentive Plan or the FNCB Bancorp, Inc. 2023 Equity Incentive Plan.
(2)	Represents shares that may be issued under awards of performance-vested restricted stock units if specified performance goals are met. Assumes shares issued upon vesting of performance-vested restricted stock units vest at the maximum number of shares that may be earned.
(3)	The weighted average exercise price does not apply to the performance-vested restricted stock units.
(4)	Includes 91,865 shares available for future issuance under the Company’s 2023 Equity Incentive Plan. If and to the extent that an award outstanding under the 2017 Equity Incentive Plan terminates, expires, is canceled or is forfeited for any reason, the shares associated with that award will become available for issuance under the 2023 Equity Incentive Plan.

Shareholder Nominations and Proposals

Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made by any shareholder of the Company who was a shareholder of record at the time of the notice for the annual meeting, who is entitled to vote at the annual meeting, and who complies with the notice procedures set forth in our bylaws.

For director nominations or other proposals to be properly brought before the 2026 annual meeting by a shareholder, the shareholder must give written notice to the Secretary of the Company at Peoples Financial Services Corp., 102 East Drinker Street, Dunmore, Pennsylvania 18512, on or after February 8, 2026 and no later than March 10, 2026, and any proposal other than a director nomination must be a proper matter for shareholder action, and not otherwise excludable under the rules and regulations of the SEC. In order for a shareholder proposal other than a director nomination to be included in the Company’s proxy statement for the 2026 annual meeting of shareholders, in addition to meeting all of the requirements set forth in our bylaws, and all requirements of applicable securities laws, we must receive the proposal by December 5, 2025. In the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting, any such proposal must be received not later than the close of business on the 5th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2026. Any shareholder nomination that fails to comply with the advance notice requirements of our Bylaws or with the requirements set forth in Rule 14a-19 will be disregarded by the Company.

A shareholder’s notice must set forth (i) the name and address of the shareholder who intends to bring the business before the meeting (“Proposing Shareholder”); (ii) the name and address of the beneficial owner, if different than the Proposing Shareholder, or any of the shares of Peoples common stock which are owned of record and beneficially by the Proposing Shareholder and the number which are owned beneficially by any beneficial owner; (iii) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder or a beneficial owner has in the business being proposed by the Proposing Shareholder; (iv) a description of all arrangements and understandings between the Proposing Shareholder and any beneficial owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the shareholder notice is being made; (v) a description of the business which the Proposing Shareholder seeks to bring before the meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the Company adopt; and (vi) a representation that the Proposing Shareholder is at the time of giving the shareholder notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the shareholder notice before the meeting. The presiding officer of the meeting may, in such officer’s sole discretion, refuse to acknowledge any business proposed by a shareholder which the presiding officer determines is not made in compliance with the foregoing procedure.

These advance notice procedures are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in Peoples’ proxy statement pursuant to SEC Rule 14a-8.

Reports and Other Documents

Annual Report

A copy of the Company’s 2024 Annual Report to Shareholders accompanies this proxy statement. On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of common stock on March 3, 2025 the record date for the annual meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Additionally, our proxy statement, annual report to shareholders and proxy card are available at www.proxyvote.com. Requests should be directed to the attention of the Secretary of the Company at Peoples Financial Services Corp., 102 East Drinker Street, Dunmore, Pennsylvania 18512, or by calling 570-346-7741.

Security Holders Sharing an Address

Only one copy of this proxy statement and the accompanying 2024 Annual Report to Shareholders is being delivered to multiple shareholders sharing an address unless we have previously received contrary instructions from one or more of such shareholders. On written or oral request to the Secretary of the Company at Peoples Financial Services Corp., 102 East Drinker Street, Dunmore, Pennsylvania 18512, we will deliver promptly a separate copy of this proxy statement and the accompanying 2024 Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders sharing an address who wish, in the future, to receive separate copies or a single copy of our proxy statements and annual reports should provide written or oral notice to the Secretary of the Company at the address and telephone number set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY H. KIRTLEY
Secretary

Annex A

Article 25

Personal Liability of Directors and Officers

Section 25.1    To the fullest extent the laws of the Commonwealth of Pennsylvania permit the elimination or limitation of the liability of directors and officers of the Corporation, no director or officer of the Corporation shall be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, as a director or officer, respectively.

Section 25.2    This Article 25 shall apply to any action or failure to act on the part of a director or officer of the Corporation occurring after the adoption of this Article 25 by the shareholders of the Corporation. From and after its adoption by the shareholders of the Corporation, the provisions of this Article 25 shall be deemed to be a contract with each director and officer of the Corporation who serves as such at any time while this Article 25 is in effect, and each such director or officer shall be deemed to be so serving in reliance on the provisions of this Article 25. Any amendment or repeal of this Article 25 or adoption of any other bylaw or provision of the Articles of Incorporation which has the effect of increasing director or officer liability shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a director or officer prior to such amendment, repeal or adoption.

PRELIMINARY FORM OF PROXY

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V64463-P26384 1a. William E. Aubrey II 1b. William G. Bracey 1c. Louis A. DeNaples, Sr. 1d. Keith W. Eckel 1e. Joseph T. Wright, Jr., Esquire For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. PEOPLES FINANCIAL SERVICES CORP. Nominees: 1. Election of five directors to our Board of Directors, each to serve until the 2028 Annual Meeting of Shareholders and until his successor has been elected and qualified. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES, AND VOTES FOR THE OTHER PROPOSALS. The proxies, in their discretion, are further authorized to vote on any matter which the board of directors did not know would be presented at the 2025 Annual Meeting of Shareholders by a reasonable time before the proxy solicitation was made, and on other matters which may properly come before the 2025 Annual Meeting of Shareholders and any adjournments or postponements thereof. This proxy may be revoked at any time before it is voted by delivering (by Internet, telephone or mail) to the secretary of Peoples Financial Services Corp. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Peoples Financial Services Corp. common stock. In addition, a shareholder may revoke this proxy by voting his or her shares at the virtual annual meeting. Attendance at the virtual annual meeting will not in itself constitute the revocation of a proxy. Should a director nominee be unable to serve as a director, an event that Peoples Financial Services Corp. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for a substitute nominee designated by the board of directors. 3. Proposal to approve, on an advisory basis, the compensation of our named executive officers. 4. Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2025. 2. A proposal to amend the Company's bylaws by adding a new Article 25, to limit the personal liability of directors and officers for monetary damages to the extent permitted by Pennsylvania law. ! ! ! ! ! ! ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTEw PEOPLES FINANCIAL SERVICES CORP. 102 EAST DRINKER STREET DUNMORE, PA 18512 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PFIS2025 You may attend the meeting via the Internet and vote during the meeting. Have the control number that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V64464-P26384 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. ANNUAL MEETING OF SHAREHOLDERS OF PEOPLES FINANCIAL SERVICES CORP. May 9, 2025 PEOPLES FINANCIAL SERVICES CORP. 102 East Drinker Street Dunmore, PA 18512 PROXY ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Timothy H. Kirtley and Mary Griffin Cummings, Esquire or either of them acting in the absence of the other, each with full power of substitution, as proxies, for and in the name of the undersigned, to represent and vote as designated on the reverse side, all the shares of Common Stock of Peoples Financial Services Corp. held of record by the undersigned at the close of business day on March 3, 2025, the record date for the meeting, at the Annual Meeting of Shareholders to be held at www.virtualshareholdermeeting.com/PFIS2025 on May 9, 2025, at 9:00 A.M., Eastern Time, and any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED, AND FOR THE OTHER PROPOSALS. The undersigned hereby acknowledges receipt of the Proxy Statement dated on or about April 4, 2025 and Annual Report, and hereby revokes any proxy or proxies heretofore given to vote shares at the Meeting and any adjournments or postponements thereof. Please sign, date and mail your proxy card in the envelope provided as soon as possible. (Continued and to be signed on the reverse side)